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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-196822
and 333-196822-02

Title of Each Class of Securities to be Registered	Amount to be Registered	Amount of Registration Fee

5.000% Senior Notes due 2024	$500,000,000	$64,400(1)

(1)
The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Act"). The total registration fee due for this offering is $64,400, with $15,018 of such registration fee being offset, pursuant to Rule 457(p) under the Act from filing fees previously paid in connection with prior registration statements that remain available because they were not applied to any offering under such prior registration statements.

PROSPECTUS SUPPLEMENT
June 17, 2014
(To Prospectus dated June 17, 2014)

$500,000,000

Assured Guaranty US Holdings Inc.

5.000% Senior Notes due 2024
Fully and Unconditionally Guaranteed by

Assured Guaranty Ltd.

        Assured Guaranty US Holdings Inc. ("AGUS") is offering $500,000,000 principal amount of its 5.000% Senior Notes due 2024 (the "Notes"). The Notes will bear interest at the rate of 5.000% per year. Interest on the Notes is payable on January 1 and July 1 of each year, beginning January 1, 2015. The Notes will mature on July 1, 2024. AGUS may redeem some or all of the Notes at any time and from time to time at the applicable redemption price discussed under the caption "Description of Notes and Guarantee—Optional Redemption." In addition, AGUS may redeem all of the Notes under the circumstances described under "Description of Notes and Guarantee—Redemption for Changes in Withholding Taxes." The Notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Assured Guaranty Ltd. ("AGL"), the parent corporation of AGUS.

        The Notes will be senior unsecured obligations of AGUS and will rank equally in right of payment with all of AGUS's other unsecured and unsubordinated indebtedness from time to time outstanding. The guarantee will be a senior unsecured obligation of AGL and will rank equally in right of payment with all of AGL's other unsecured and unsubordinated indebtedness from time to time outstanding.

        Currently there is no public market for the Notes. AGUS intends to apply to list the Notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such listing is obtained, AGUS will have no obligation to maintain such listing and may delist the Notes at any time.

        Investing in the Notes involves risks. See the "Risk Factors" sections beginning on page S-9 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2013 for important factors you should consider before buying the Notes.

	Per Note	Total

Public offering price(1)	99.795%	$498,975,000

Underwriting discount	0.650%	$3,250,000

Proceeds, before expenses, to AGUS(1)	99.145%	$495,725,000

(1)
Plus accrued interest, if any, from June 20, 2014 to date of delivery.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the Notes to purchasers through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., on or about June 20, 2014, against payment in immediately available funds.

Joint Book-Running Managers

BofA Merrill Lynch	Wells Fargo Securities

Prospectus Supplement

Prospectus

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus, nor any sale made hereunder and thereunder, shall, under any circumstances, create any implication that there has been no change in the affairs of the AGUS or AGL since the date of this prospectus supplement, the accompanying prospectus or any free writing prospectus or that the information contained or incorporated by reference herein or therein is accurate as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since these dates.

        Unless otherwise specified or the context otherwise requires, the terms the "Company," "Assured Guaranty," "we," "our" and "us" and other similar terms mean Assured Guaranty Ltd. and its subsidiaries, the term "AGL" means Assured Guaranty Ltd. only and the term the "Issuer" and "AGUS" means Assured Guaranty US Holdings Inc.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, contain information that includes or is based upon forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements give the expectations or forecasts of future events of the Company. These statements can be identified by the fact that they do not relate strictly to historical or current facts and relate to future operating or financial performance.

        Any or all of our forward looking statements herein are based on current expectations and the current economic environment and may turn out to be incorrect. Our actual results may vary materially. Among factors that could cause actual results to differ materially are:

  •
  rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of Assured Guaranty or any of its subsidiaries and/or of transactions that Assured Guaranty's subsidiaries have insured;

  •
  reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance;

  •
  developments in the world's financial and capital markets that adversely affect obligors' payment rates, Assured Guaranty's loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees);

  •
  the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that Assured Guaranty insures or reinsures;

  •
  the failure of Assured Guaranty to realize insurance loss recoveries or damages through loan putbacks, settlement negotiations or litigation;

  •
  deterioration in the financial condition of Assured Guaranty's reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements;

  •
  increased competition, including from new entrants into the financial guaranty industry;

  •
  rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty's investment portfolio and in collateral posted by and to the Company;

  •
  the inability of Assured Guaranty to access external sources of capital on acceptable terms;

  •
  changes in the world's credit markets, segments thereof or general economic conditions;

  •
  the impact of market volatility on the mark-to-market of Assured Guaranty's contracts written in credit default swap form;

  •
  changes in applicable accounting policies or practices;

  •
  changes in applicable laws or regulations, including insurance and tax laws;

  •
  other governmental actions;

  •
  difficulties with the execution of Assured Guaranty's business strategy;

  •
  contract cancellations;

  •
  loss of key personnel;

  •
  adverse technological developments;

S-i

  •
  the effects of mergers, acquisitions and divestitures;

  •
  natural or man-made catastrophes;

  •
  other risks and uncertainties that have not been identified at this time;

  •
  management's response to these factors; and

  •
  other risk factors identified in Assured Guaranty's filings with the SEC.

        The foregoing review of important factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements that are included in this prospectus and the documents incorporated by reference herein. We undertake no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Investors are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC.

        If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward looking statements in this prospectus or in the documents incorporated by reference reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity.

        For these statements, we claim the protection of the safe harbor for forward looking statements contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

S-ii

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information about Assured Guaranty and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase Notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference prior to deciding whether to purchase Notes.

 Assured Guaranty Ltd.

        Assured Guaranty Ltd. is a Bermuda-based holding company incorporated in 2003 that provides, through its operating subsidiaries, credit protection products to the United States ("U.S.") and international public finance (including infrastructure) and structured finance markets. The Company applies its credit underwriting judgment, risk management skills and capital markets experience to offer financial guaranty insurance that protects holders of debt instruments and other monetary obligations from defaults in scheduled payments. If an obligor defaults on a scheduled payment due on an obligation, including a scheduled principal or interest payment, the Company is required under its unconditional and irrevocable financial guaranty to pay the amount of the shortfall to the holder of the obligation. Obligations insured by the Company include bonds issued by U.S. state or municipal governmental authorities; notes issued to finance international infrastructure projects; and asset-backed securities issued by special purpose entities. The Company markets its financial guaranty insurance directly to issuers and underwriters of public finance and structured finance securities as well as to investors in such obligations. The Company guarantees obligations issued principally in the U.S. and the United Kingdom ("U.K"). The Company also guarantees obligations issued in other countries and regions, including Australia and Western Europe.

        The Company conducts its financial guaranty business on a direct basis from the following companies: Assured Guaranty Municipal Corp. ("AGM"), Assured Guaranty Corp. ("AGC"), Municipal Assurance Corp. ("MAC") and Assured Guaranty (Europe) Ltd. ("AGE"). It also conducts business through Assured Guaranty Re Ltd. ("AG Re"), a Bermuda-based reinsurer. The following is a description of AGL's principal operating subsidiaries:

        Assured Guaranty Municipal Corp.    AGM is located and domiciled in New York, was organized in 1984 and commenced operations in 1985. Since mid-2008, AGM has provided financial guaranty insurance on debt obligations issued in the U.S. public finance and global infrastructure markets. Previously, AGM also offered insurance and reinsurance in the global structured finance market. AGM formerly was named Financial Security Assurance Inc. It was acquired, together with its holding company Financial Security Assurance Holdings Ltd. (renamed Assured Guaranty Municipal Holdings Inc. ("AGMH")) and the subsidiaries owned by that holding company, by Assured Guaranty on July 1, 2009.

        Municipal Assurance Corp.    MAC is located and domiciled in New York and was organized in 2008. Assured Guaranty acquired MAC (formerly named Municipal and Infrastructure Assurance Corporation) on May 31, 2012. On July 16, 2013, Assured Guaranty completed a series of transactions that increased the capitalization of MAC and resulted in MAC assuming a portfolio of geographically diversified U.S. public finance exposure from AGM and AGC. Management believes MAC enhances the Company's overall competitive position because:

  •
  MAC only has exposure to U.S. public finance risk and no exposure to structured finance risk;

  •
  MAC insures only U.S. public finance risk, focusing on investment grade obligations in select sectors of the municipal market;

  •
  MAC had approximately $1.5 billion of claims-paying resources as of December 31, 2013, consisting of $834 million of statutory capital and $671 million of statutory unearned premium reserve; and

  •
  MAC has strong financial strength ratings from two rating agencies: AA+ (stable outlook) from Kroll Bond Rating Agency and AA (stable outlook) from Standard & Poor's Rating Services.

        MAC issued its first financial guaranty insurance policy in August 2013.

        Assured Guaranty (Europe) Ltd.    AGE is a U.K. incorporated company licensed as a U.K. insurance company and authorized to operate in various countries throughout the European Economic Area (the "EEA"). It was organized in 1990 and issued its first financial guarantee in 1994. AGE issues financial guarantees in both the international public finance and structured finance markets and is the primary entity from which the Company writes business in the EEA. AGE has agreed with its regulator that new business it writes would be guaranteed using a co-insurance structure pursuant to which AGE would co-insure municipal and infrastructure transactions with AGM, and structured finance transactions with AGC. AGE must obtain the approval of the U.K. Prudential Regulation Authority before it can guarantee any new structured finance transaction.

        Assured Guaranty Corp.    AGC is located in New York and domiciled in Maryland, was organized in 1985 and commenced operations in 1988. It is the only financial guaranty insurer providing insurance on debt obligations in the global structured finance market. It also guarantees obligations in the U.S. public finance and international infrastructure markets.

        Assured Guaranty Re Ltd.    AG Re was incorporated under the laws of Bermuda in 1996 and is licensed as a Class 3B insurer under the Insurance Act 1978 and related regulations of Bermuda. AG Re owns, indirectly, Assured Guaranty Re Overseas Ltd. ("AGRO"), which is a Bermuda Class 3A and Class C insurer. AG Re and AGRO underwrite financial guaranty reinsurance. They write business as reinsurers of third-party primary insurers and of certain affiliated companies.

        AGL's principal executive offices are at 30 Woodbourne Avenue, Hamilton HM 08 Bermuda, and its telephone number is (441) 279-5700.

Assured Guaranty US Holdings Inc.

        Assured Guaranty US Holdings Inc. ("AGUS"), the issuer of the Notes, is a 100%-owned subsidiary of AGL formed under the laws of the State of Delaware in February 2004. AGUS is a U.S. holding company and has no direct operations. AGUS's principal asset is the capital stock of its insurance subsidiaries, which includes AGC, AGM and MAC. Its principal executive offices are at 31 West 52nd Street, New York, New York, and its telephone number is (212) 974-0100.

 The Offering

        The summary below describes the principal terms of the Notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See "Description of Notes and Guarantee" for a more detailed description of the terms and conditions of the Notes.

Issuer	Assured Guaranty US Holdings Inc.
Guarantor	Assured Guaranty Ltd.
Securities Offered	$500,000,000 aggregate principal amount of 5.000% Senior Notes due 2024.
Maturity	The Notes will mature on July 1, 2024.
Interest	Interest on the Notes is payable semi-annually on January 1 and July 1 of each year, beginning January 1, 2015, at the rate of 5.000% per year.
Ranking

The Notes will be senior unsecured obligations of AGUS and will rank equally in right of payment with all of the Issuer's other unsecured and unsubordinated indebtedness from time to time outstanding. The guarantee will be a senior unsecured obligation of AGL and will rank equally in right of payment with all of AGL's other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will be structurally subordinated to all obligations of AGUS's subsidiaries, including claims with respect to trade payables. The guarantee will be structurally subordinated to all obligations of AGL's subsidiaries, including claims with respect to trade payables. As of March 31, 2014, AGUS had a total of approximately $440 million of indebtedness outstanding (other than trade payables).

Optional Redemption	AGUS may redeem all or part of the Notes at any time or from time to time, at its option, at a redemption price equal to the greater of
• 100% of the principal amount of the Notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (excluding interest accrued to the redemption date) from the redemption date to the maturity date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 40 basis points;

plus, in each case, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date.
In addition, AGUS may redeem all of the Notes under the circumstances described under "Description of Notes and Guarantee—Redemption for Changes in Withholding Taxes."
Sinking Fund	None.

Covenants

The indenture under which AGUS will issue the Notes contains covenants that, among other things, limit the ability of AGL and AGUS to (1) dispose of, or incur indebtedness secured by, the capital stock of designated subsidiaries and (2) engage in mergers, consolidations, amalgamations and sales of all or substantially all of their assets. See "Description of the Assured Guaranty US Holdings Debt Securities and AGL Guarantee—Covenants Applicable to Assured Guaranty US Holdings Senior Debt Securities" in the accompanying prospectus.

Use of Proceeds	AGUS intends to use the net proceeds from this offering for general corporate purposes, including the purchase of common shares of AGL. See "Use of Proceeds."
Conflicts of Interest

As described in "Use of Proceeds," AGUS intends to use a portion of the net proceeds of this offering for the repurchase of common shares of AGL. Certain of the underwriters (or their affiliates) may be holders of the common shares of AGL and would receive a portion of the proceeds from this offering as a result of the purchase of AGL common shares. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds as a result of the purchase of common shares, such underwriter would be deemed to have a "conflict of interest" with us in regard to this offering under Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. No underwriter with a "conflict of interest" under FINRA Rule 5121 will confirm sales to any discretionary accounts without receiving specific written approval from the account holder. A qualified independent underwriter ("QIU") is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(C). See "Use of Proceeds" and "Underwriting (Conflicts of Interest)."

Denominations and Form

AGUS will issue the of Notes in the form of one or more fully registered global securities registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive form and will not be considered holders of Notes under the indenture. The Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Listing

AGUS intends to apply to list the Notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, AGUS will have no obligation to maintain such listing, and may delist the Notes at any time.

Governing Law	New York
Trustee	The Bank of New York Mellon

 Summary Consolidated Financial and Other Data of Assured Guaranty

        The following table sets forth summary consolidated financial and other data of Assured Guaranty. The financial data have been derived from our audited financial statements except for the quarterly financial data which is derived from our unaudited financial statements. Results of operations of AGMH are included for periods beginning July 1, 2009 (the "Acquisition Date"). In the opinion of management, the unaudited quarterly financial statements reflect all adjustments necessary for a fair statement of the results and financial position of such periods. The quarterly results are not necessarily indicative of the results for the full year. You should read the following information in conjunction with our financial statements and notes thereto and the other financial and statistical information that we include or incorporate by reference in this prospectus supplement and the accompanying prospectus.

	For the three months ended March 31,		For the year ended December 31
	2014	2013	2013	2012	2011	2010	2009
	(in millions of U.S. dollars, except selected data)
Statement of operations data:
Revenues:
Net earned premiums(1)	$132	$248	$752	$853	$920	$1,187	$930
Net investment income(1)	103	94	393	404	396	361	262
Net realized investment gains (losses)(1)	2	28	52	1	(18)	(2)	(33)
Realized gains and other settlements on credit derivatives	19	18	(42)	(108)	6	153	164
Net unrealized gains (losses) on credit derivatives	(230)	(610)	107	(477)	554	(155)	(338)
Fair value gains (losses) on committed capital securities	(9)	(10)	10	(18)	35	9	(123)
Fair value gains (losses) on financial guaranty variable interest entities(1)	157	70	346	191	(146)	(274)	(1)
Other income (loss)	21	(14)	(10)	108	58	34	56

Total revenues	195	(176)	1,608	954	1,805	1,313	917
Expenses:
Loss and loss adjustment expenses(1)	41	(48)	154	504	448	412	394
Amortization of deferred acquisition costs	5	3	12	14	17	22	44
Assured Guaranty Municipal Holdings Inc. acquisition-related expenses	—	—	—	—	—	7	92
Interest expense	20	21	82	92	99	100	63
Goodwill and settlement of pre-existing relationship	—	—	—	—	—	—	23
Other operating expenses	60	60	218	212	212	238	192

Total expenses	126	36	466	822	776	779	808

Income (loss) before (benefit) provision for income taxes(1)	69	(212)	1,142	132	1,029	534	109
Provision (benefit) for income taxes	27	(68)	334	22	256	50	29

Net income (loss)	42	(144)	808	110	773	484	80
Less: Noncontrolling interest of variable interest entities	—	—	—	—	—	—	(2)

Net income (loss) attributable to AGL(1)	$42	$(144)	$808	$110	$773	$484	$82

Balance sheet data (end of period):
Assets:
Investments and cash	$11,167	$10,987	$10,969	$11,223	$11,314	$10,849	$11,013
Premiums receivable, net of commissions payable	863	956	876	1,005	1,003	1,168	1,418
Ceded unearned premium reserve	454	535	452	561	709	822	1,078
Salvage and subrogation recoverable	241	543	174	456	368	1,032	395
Credit derivative assets	78	125	94	141	153	185	217
Total assets	15,106	17,299	16,287	17,242	17,709	19,370	16,449
Liabilities and shareholders' equity:
Unearned premium reserve	4,504	4,982	4,595	5,207	5,963	6,973	8,381
Loss and loss adjustment expense reserve	636	532	592	601	679	574	300
Reinsurance balances payable, net	165	193	148	219	171	274	212
Long-term debt	812	832	816	836	1,038	1,053	1,066
Credit derivative liabilities	2,001	2,518	1,787	1,934	1,457	2,055	1,759
Total liabilities	9,897	12,575	11,172	12,248	13,057	15,700	12,995
Accumulated other comprehensive income	264	447	160	515	368	112	142
Shareholders' equity	5,209	4,724	5,115	4,994	4,652	3,670	3,454
Consolidated statutory financial information(2):
Contingency reserve	$3,041	$2,456	$2,934	$2,364	$2,571	$2,228	$1,879
Policyholders' surplus	3,178	3,692	3,202	3,579	3,116	2,627	2,962
Claims paying resources(3)	12,163	11,999	12,147	12,328	12,839	12,630	13,051
Outstanding Exposure:
Net debt service outstanding	$676,968	$749,936	$690,535	$780,356	$844,447	$926,698	$958,037
Net par outstanding	449,625	500,706	459,107	518,772	556,830	616,686	640,194

(1)
Accounting guidance for variable interest entities ("VIEs") changed effective January 1, 2010. As a result, amounts are not comparable.

(2)
Consolidated statutory financial information represents the combined surplus, contingency reserve and net unearned premium reserve of each of the Company's U.S. and non-U.S. insurance company subsidiaries, individually determined in accordance with statutory accounting principles.

(3)
Claims paying resources is calculated as the sum of statutory policyholders' surplus, statutory contingency reserve, statutory unearned premium reserves, statutory loss and LAE reserves, present value of installment premium on financial guaranty and credit derivatives, discounted at 6%, and standby lines of credit/stop loss, committed capital securities and an excess of loss reinsurance facility. Total claims paying resources is used by the Company to evaluate the adequacy of capital resources.

RISK FACTORS

        An investment in the Notes involves risks. Before making an investment decision, you should carefully consider the risks described in this prospectus supplement below, the accompanying prospectus and under "Forward-Looking Statements," and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2013 (the "2013 Form 10-K"), together with all of the other information appearing herein and therein and the other documents incorporated by reference in this prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to such risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the Notes could decline due to any of these risks, and you may lose all or part of your investment.

An active trading market for the Notes may not develop.

        The Notes are a new issue of securities for which there is currently no trading market. Although we intend to apply for listing of the Notes for trading on the New York Stock Exchange, no assurance can be given that the Notes will become or will remain listed or that an active trading market for the Notes will develop or, if developed, that it will continue. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the Notes at any time. In addition, although the underwriters have informed us that they currently intend to make a market in the Notes after we complete the offering, they have no obligation to do so and may discontinue their market-making at any time without notice. Any market-making activity will be subject to the limits imposed by federal securities laws and may be limited during the offering of the notes.

        If an active trading market does not develop or is not maintained, the market prices and liquidity of the Notes may be adversely affected. In that case, you may not be able to sell your Notes at a particular time or you may not be able to sell your Notes at a favorable price. The liquidity of any market for the Notes will depend on a number of factors, including:

  •
  the number of holders of the Notes;

  •
  our ratings published by major credit rating agencies;

  •
  our financial performance;

  •
  the market for similar securities;

  •
  the interest of securities dealers in making a market in the Notes; and

  •
  prevailing interest rates.

The Notes and guarantee are obligations of AGUS and AGL, respectively, and not of our operating subsidiaries and will be effectively subordinated to the claims of the operating subsidiaries' creditors.

        The Notes are an obligation of AGUS. AGUS is a holding company and, accordingly, it conducts substantially all of its operations through its operating subsidiaries. As a result, AGUS's cash flow and its ability to service its debt depends upon the earnings of its operating subsidiaries and on the distribution of earnings, loans or other payments from such subsidiaries to AGUS.

        The guarantee is an obligation of AGL and not of its subsidiaries. AGL is a holding company and, accordingly, it conducts substantially all of its operations through its operating subsidiaries. As a result, AGL's cash flow and its ability to service its debt, including the guarantee, depend upon the earnings of its operating subsidiaries and on the distribution of earnings, loans or other payments from such subsidiaries to AGL. See "Risk Factors—The Company's holding companies' ability to meet its obligations may be constrained." in the 2013 Form 10-K.

        The operating subsidiaries of AGUS and AGL are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes or the guarantee or to provide AGUS or AGL with funds for their respective payment obligations, whether by dividends, distributions, loans or other payments. In addition to being limited by the financial condition and operating requirements of such subsidiaries, any payment of dividends, distributions, loans or advances by AGUS's or AGL's subsidiaries to AGUS or AGL could be subject to statutory or contractual restrictions. Moreover, since certain of AGUS's or AGL's subsidiaries are insurance companies, their ability to pay dividends to AGUS or AGL, as applicable, is subject to regulatory limitations. See "Business—Regulation" in the 2013 Form 10-K.

        The rights of AGUS and AGL to receive any assets of any of their respective subsidiaries upon liquidation or reorganization of such subsidiaries, and therefore the rights of the holders of the Notes and the guarantee, respectively, to participate in those assets, will be structurally subordinated to the claims of such subsidiary's creditors. In addition, even if AGUS or AGL were a creditor of any of their respective subsidiaries, the rights of AGUS or AGL, as applicable, as a creditor would be subordinate to any security interest in the assets of such subsidiaries and any indebtedness of such subsidiaries senior to that held by it. The Notes and the guarantee would also be structurally subordinated to the rights of the holders of any preferred stock issued by the subsidiaries of either AGUS or AGL, as applicable, whether currently outstanding or issued hereafter.

Your right to receive payments on the Notes is effectively subordinated to those lenders who have a security interest in the assets of AGUS, AGL or the subsidiaries of AGL.

        The Notes and the guarantee are unsecured. In the future, AGUS, AGL or the subsidiaries of AGL may incur indebtedness that is secured by certain or substantially all of their respective tangible and intangible assets, including the equity interests of each of their existing and future subsidiaries. If AGUS or AGL were unable to repay any such secured indebtedness, the creditors of such obligations could foreclose on the pledged assets to the exclusion of holders of the Notes, even if an event of default exists under the indenture governing the Notes offered hereby and the guarantee at such time. In any such event, because the Notes and the guarantee and the indenture governing the Notes and the guarantee are unsecured, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims.

AGUS may redeem the Notes prior to their maturity date and you may not be able to reinvest the proceeds in a comparable security.

        AGUS may redeem some or all of the Notes at any time or from time to time at the redemption price described in "Description of Notes and Guarantee—Optional Redemption." In the event AGUS chooses to redeem your Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes.

The indenture under which the Notes will be issued will contain only limited protection for holders of the Notes in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger, amalgamation or similar transaction in the future.

        The indenture under which the Notes will be issued may not sufficiently protect holders of Notes in the event that AGUS or AGL are involved in a highly leveraged transaction, reorganization, restructuring, merger, amalgamation or similar transaction. The indenture will not contain any provisions restricting AGUS, AGL or any of their respective subsidiaries' ability to:

  •
  incur additional debt, including debt senior in right of payment to the Notes;

  •
  pay dividends on or purchase or redeem capital stock;

  •
  sell assets (other than certain restrictions on our ability to consolidate, merge, amalgamate or sell all or substantially all of our assets and our ability to sell the stock of certain subsidiaries);

  •
  create liens (other than certain limitations on creating liens on the stock of certain subsidiaries) or enter into sale and leaseback transactions; or

  •
  create restrictions on the payment of dividends or other amounts to AGUS or AGL from their respective subsidiaries.

        Additionally, the indenture will not require AGUS to offer to purchase the Notes in connection with a change of control or require that AGUS or AGL or their respective subsidiaries adhere to any financial tests or ratios or specified levels of net worth.

As a matter of Bermuda law, under specific limited circumstances, guarantees can be avoided and noteholders required to return payments received from guarantors.

        The issuance of the guarantee by AGL may be subject to review under Bermuda law if a liquidator appointed by the Bermuda Court in respect of AGL, determined that the issue of the guarantee amounted to a fraudulent preference. This would require the liquidator to find that AGUS had been insolvent at the time of the issue of the guarantee and that the guarantee has been issued with the dominant intention of preferring the Noteholders over the creditors of AGL.

Our credit ratings may not reflect all risks of an investment in the Notes and there is no protection in the indenture for holders of the Notes in the event of a ratings downgrade.

        Our credit ratings are an assessment of our ability to pay our obligations. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Our credit ratings, however, may not reflect the potential impact of risks related to the structure of the Notes or market or other factors discussed in this prospectus supplement on the value of the Notes. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of notes of any change in ratings and there is no requirement in the indenture to maintain any particular rating. Each agency's rating should be evaluated independently of any other agency's rating.

USE OF PROCEEDS

        The net proceeds to AGUS from the sale of the Notes will be approximately $494.8 million (after deducting underwriting discounts and offering expenses payable by AGUS). The net proceeds will be used for general corporate purposes, including the purchase of common shares of AGL.

        Pending application of the net proceeds, AGUS may invest such net proceeds in marketable securities.

CAPITALIZATION OF ASSURED GUARANTY

        The following table sets forth, at March 31, 2014, our consolidated cash, short-term debt and capitalization on an actual basis and as adjusted to give effect to the sale of the Notes. See "Use of Proceeds" for a discussion of the use of the proceeds from the sale of the Notes. You should read this table in conjunction with our consolidated financial statements and the notes thereto which are incorporated by reference.

	At March 31, 2014
	Actual	As Adjusted
	(in millions of U.S.$)
Cash	$219	$713

Short-term debt	$0	$0

Long-term debt:
Subsidiary debt:
AGUS 7.0% Senior Notes due 2034	$198	$198
AGUS Series A Enhanced Junior Subordinated Debentures due 2066	150	150
AGMH 6-7/8% QUIBS due 2101	68	68
AGMH 6.25% Notes due 2102	138	138
AGMH 5.6% Notes due 2103	55	55
AGMH Junior Subordinated Debentures due 2036	170	170
Notes offered hereby	—	499
Other long-term debt	33	33

Total long-term indebtedness	812	1,311

Shareholders' equity:
Common stock	2	2
Additional paid-in capital	2,434	2,434
Retained earnings	2,504	2,504
Accumulated other comprehensive income, net of tax	264	264
Deferred equity compensation	5	5

Total shareholders' equity	5,209	5,209

Total capitalization	$6,021	$6,520

 DESCRIPTION OF NOTES AND GUARANTEE

        We have summarized the provisions of the Notes below. The Notes constitute "Assured Guaranty US Holdings senior debt securities" described in the accompanying prospectus. This summary supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Assured Guaranty US Holdings senior debt securities under the caption "Description of the Assured Guaranty US Holdings Debt Securities and AGL Guarantee" in the accompanying prospectus. In this section, AGUS refers to Assured Guaranty US Holdings Inc., the issuer of the Notes, and "AGL" refers to Assured Guaranty Ltd., the guarantor of the Notes and, in each case, not to any of their respective subsidiaries.

General

        The Notes will be issued as a series of debt securities under the indenture dated as of May 1, 2004 (the "Indenture") among AGUS, as issuer, AGL, as guarantor, and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The Indenture constitutes the "AGUS senior indenture" described in the accompanying prospectus.

        The Indenture does not limit the amount of notes, debentures or other evidences of indebtedness that AGUS may issue thereunder and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. AGUS may from time to time, without giving notice to or seeking the consent of the holders of the Notes, issue debt securities with the same terms as the Notes (except for the issue date and, in some cases, the public offering price, the first interest accrual date and the first interest payment date) and ranking equally and ratably with the Notes. Any additional debt securities having such similar terms, together with the Notes, will constitute a single series of securities under the Indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an "event of default" (as such term is defined in the accompanying prospectus) has occurred and is continuing with respect to the Notes.

        The Notes will initially be limited to $500,000,000 in aggregate principal amount and will mature on July 1, 2024. The Notes will bear interest at the rate of 5.000% per year from the original issue date (June 20, 2014), or from the most recent interest payment date to which interest has been paid or provided for.

        AGUS will make interest payments on the Notes semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 2015, to the holders of record at the close of business on the immediately preceding December 15 and June 15, respectively (whether or not a business day). Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day. "Business day" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

        AGUS will issue the Notes only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Guarantee

        AGL will fully and unconditionally guarantee all payments on the Notes.

Ranking

        The Notes will be senior unsecured obligations of AGUS and will rank equally in right of payment with all of AGUS's other unsecured and unsubordinated indebtedness from time to time outstanding. The guarantee will be a senior unsecured obligation of AGL and will rank equally in right of payment with all of AGL's other unsecured and unsubordinated indebtedness from time to time outstanding.

        The Notes and the guarantee will be effectively subordinated to any secured indebtedness of AGUS or AGL, as the case may be, to the extent of the value of the assets securing such indebtedness. The Indenture does not limit the amount of debt that AGUS, AGL or their respective subsidiaries can incur. However, the Indenture does restrict the ability of AGUS, AGL and their respective subsidiaries to incur secured debt. See "Description of Assured Guaranty US Holdings Debt Securities and AGL Guarantee—Covenants Applicable to Assured Guaranty US Holdings Senior Debt Securities" in the accompanying prospectus.

        In addition, both AGUS and AGL conduct their operations through subsidiaries, which generate a substantial portion of their respective operating income and cash flow. As a result, distributions or advances from subsidiaries of AGUS and AGL are a major source of funds necessary for AGUS and AGL to meet their respective debt service and other obligations. Contractual provisions, laws or regulations, as well as the subsidiaries' financial condition and operating requirements, may limit the ability of AGUS or AGL to obtain cash required to pay AGUS's debt service obligations, including payments on the Notes, or AGL's payment obligations under the guarantee. The Notes will be structurally subordinated to all obligations of AGUS's subsidiaries, including claims with respect to trade payables. The guarantee will be structurally subordinated to all obligations of AGL's subsidiaries, including claims with respect to trade payables. This means that holders of the Notes will have a junior position to the claims of creditors of AGUS's subsidiaries on their assets and earnings, and holders of the guarantee will have a junior position to the claims of creditors of AGL's subsidiaries on their assets and earnings. As of March 31, 2014, AGUS had approximately $440 million of indebtedness outstanding (other than trade payables).

Payments of Additional Amounts

        AGUS will make all payments on Notes without withholding of any present or future taxes or governmental charges of Bermuda or the United Kingdom (a "taxing jurisdiction"), unless it is required to do so by applicable law or regulation. If under the laws or regulations of a taxing jurisdiction AGUS is required to withhold amounts, it will, subject to the limitations described in the accompanying prospectus under "Description of Assured Guaranty US Holdings Debt Securities and AGL Guarantee—Payments of Additional Amounts," pay to you additional amounts so that every net payment made to you, after the withholding, will be the same amount provided for in the Notes and the Indenture. See also "—Redemption for Changes in Withholding Taxes" below.

        Notwithstanding the above, in the event that any tax is imposed on payments on the Notes under sections 1471 through 1474 of the Internal Revenue Code, any current or future regulations thereunder and official interpretations thereof, any agreements entered into pursuant to section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code ("IRC Chapter 4"), no "gross up" payments or additional amounts will be paid to the holders. Further, the holders of Notes agree to provide, promptly upon request, to AGUS and its agents (or other persons responsible for withholding of taxes, including but not limited to withholding of tax under IRC Chapter 4 or delivery of information under IRC Chapter 4) information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including withholding of tax under IRC Chapter 4, or to enable AGUS or its agents to satisfy reporting and other obligations.

Redemption for Changes in Withholding Taxes

        AGUS will be entitled to redeem all, but not less than all, of the Notes, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event that AGUS or AGL has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any additional amounts as a result of:

  •
  a change in or an amendment to the laws (including any regulations promulgated thereunder) of a taxing jurisdiction, which change or amendment is announced after the date of this prospectus supplement; or

  •
  any change in or amendment to any official position regarding the application or interpretation of the laws or regulations of a taxing jurisdiction, which change or amendment is announced after the date of this prospectus supplement, and, in each case, AGUS or AGL, as applicable, cannot avoid such obligation by taking reasonable measures available to it.

        Before AGUS publishes or mails any notice of redemption of the Notes as described above, it will deliver to the trustee an officers' certificate to the effect that it cannot avoid its obligation to pay additional amounts by taking reasonable measures available to it and an opinion of independent legal counsel of recognized standing stating that AGUS or AGL, as applicable, would be obligated to pay additional amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

Optional Redemption

        AGUS may redeem all of the Notes at any time or some of the Notes from time to time, at its option, at a redemption price equal to the greater of:

  (1)
  100% of the principal amount of the Notes to be redeemed; and

  (2)
  the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the redemption date) on the Notes discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 40 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

        "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H. 15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed.

        "Comparable Treasury Price" means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means either Merrill Lynch, Pierce, Fenner & Smith Incorporated or Wells Fargo Securities, LLC, or their respective successors, as may be appointed from time to time by AGUS or, if neither such firm is willing or able to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by AGUS.

        "Reference Treasury Dealer" means each of (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors, (2) a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC, and its successors and (3) two other Primary Treasury Dealers selected by AGUS; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), AGUS will substitute another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

        Holders of Notes to be redeemed will be sent a redemption notice at least 30 and not more than 60 days before the date fixed for redemption. If fewer than all of the Notes are to be redeemed and the Notes are global notes held by DTC or its nominee, the particular Notes or portions thereof selected for redemption from the outstanding Notes not previously redeemed shall be selected by DTC in accordance with its standard procedures. If the Notes are not then global notes held by DTC or its nominee, the trustee will select, not more than 60 days and not less than 30 days before the redemption date, the particular Notes or portions of the Notes for redemption from the outstanding Notes not previously called by such method as the trustee deems appropriate. Unless AGUS defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

Sinking Fund

        The Notes will not have the benefit of any sinking fund.

Notices

        AGUS will mail notices and communications to a holder's address as shown on the applicable security register.

Paying Agents and Transfer Agents

        The trustee will be the paying agent and transfer agent for the Notes.

The Trustee

        The Bank of New York Mellon (formerly known as The Bank of New York), is the trustee under the Indenture. The trustee and its affiliates also perform commercial banking services for us for which they receive customary fees.

Book-Entry Delivery and Settlement

  Global Notes

        AGUS will issue the Notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

  DTC, Clearstream and Euroclear

        Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme ("Clearstream"), or Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their U.S. depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' names on the books of DTC.

        DTC has advised AGUS as follows:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act.

  •
  DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  •
  Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

  •
  DTC is owned by a number of its direct participants and by NYSE Euronext and the Financial Industry Regulatory Authority, Inc.

  •
  Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

  •
  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Clearstream has advised AGUS that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

        Euroclear has advised AGUS that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear Operator has advised AGUS that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

        AGUS has provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of AGUS, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

        AGUS expects that under procedures established by DTC:

  •
  upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

  •
  ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the Indenture and under such Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the Indenture or under such Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of such Notes under the Indenture or a global note.

        Neither AGUS nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.

        Payments on Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. AGUS expects that DTC or its nominee, upon receipt of any payment on Notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. AGUS also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

        Distributions on the Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions on the Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

  Clearance and Settlement Procedures

        Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

        Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

  Certificated Notes

        AGUS will issue certificated Notes to each person that DTC identifies as the beneficial owner of the Notes represented by a global note upon surrender by DTC of the global note if:

  •
  DTC notifies AGUS that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and AGUS has not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

  •
  an Event of Default with respect to the Notes has occurred and is continuing, and DTC requests the issuance of certificated Notes; or

  •
  AGUS determines not to have the Notes represented by a global note.

        Neither AGUS nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the Notes. AGUS and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated Notes to be issued.

CERTAIN TAX CONSEQUENCES

United States

        The following is a general discussion of certain United States federal tax consequences of the acquisition, ownership and disposition of the Notes by initial holders of Notes, but does not purport to be a complete analysis of all the potential tax considerations. This discussion is based upon the Internal Revenue Code of 1986 (the "Code"), the Treasury Regulations thereunder and administrative rulings and court decisions, all as of the date hereof, and all of which are subject to change, possibly retroactively. Unless otherwise stated, this discussion is limited to the tax consequences to those persons who are original beneficial owners of the Notes ("Holders") who purchase Notes at their original issue price (generally the first price at which a substantial amount of the Notes are sold for money to the public, not including purchases by bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash and who hold such Notes as capital assets within the meaning of Section 1221 of the Code and assumes that such issue price is the price stated on the cover of this offering memorandum. This discussion assumes that the Notes are not issued with original issue discount as that term is defined in the Code and Treasury Regulations. This discussion does not consider any specific facts or circumstances or special tax rules that may apply to a particular Holder based on its status (including, for example, a bank, a financial institution, a broker-dealer, an insurance company, a passive foreign investment company, a controlled foreign corporation, an individual retirement or other taxdeferred account, an S corporation, a broker-dealer or dealer or trader in securities or currencies, a tax-exempt organization, a partnership or other pass-through entity, an expatriate, a real estate investment trust, a regulated investment company, or a person that holds securities as part of a straddle, hedge, conversion transaction, or other integrated investment). This discussion also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar. In addition, this discussion does not address U.S. federal alternative minimum tax or estate and gift tax consequences or any aspect of state, local or foreign taxation. We have not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in this discussion, and we cannot assure you that the IRS will agree with such statements and conclusions.

        For purposes of this discussion, a "U.S. Holder" means a Holder that is, for U.S. federal income tax purposes (1) a citizen or resident of the United States, (2) a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or if a valid election to be treated as a U.S. person is in effect with respect to such trust. A Non-U.S. Holder is a Holder that is neither a U.S. Holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes.

        If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds the Notes, the tax treatment of a partner thereof will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding the Notes should consult their tax advisors as to the tax consequences to them of the purchase, ownership and disposition of the Notes by the partnership.

  Certain Contingent Payments

        In certain circumstances, AGUS may redeem the Notes at times earlier than the final maturity. See, "Description of Notes and Guarantee—Redemption for Changes in Withholding Taxes and—Optional Redemption" above. Such redemptions may implicate the provisions of Treasury Regulations relating to "contingent payment debt instruments." Under applicable Treasury Regulations, the possibility of redemption will not affect the amount, timing or character of income recognized by a Holder with respect to the Notes if, as of the date the Notes were issued, there is only a remote chance that AGUS will redeem the Notes or certain other exceptions apply. We intend to take the position that the contingencies associated with any redemption should not cause the Notes to be subject to the contingent payment debt instrument rules. Our determination is binding on a Holder unless such Holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS, and if the IRS were to successfully challenge this determination, a Holder might be required to accrue interest income at a higher rate than the stated interest rate on the Notes, and to treat as ordinary income any gain realized on the taxable disposition of a Note. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof.

U.S. Federal Income Taxation of U.S. Holders

        Payments of interest—Interest on a Note will be "qualified stated interest," as that term is defined in the Code and the Treasury Regulations, and generally will be taxable to a U.S. Holder as ordinary interest income at the time it is accrued or is received in accordance with the U.S. Holder's method of accounting for tax purposes. In addition to interest payments on the Notes, U.S. Holders will be required to include in income any additional amounts described above in "Description of Notes and Guarantee—Payments of Additional Amounts") and any interest payments from AGL pursuant to the guarantee. Interest income on a Note (including interest payments from AGL under the guarantee) generally will be considered United States source income.

        See the discussion below under "Information Reporting and Backup Withholding" regarding certain information we may be required to provide to the IRS with respect to payments to U.S. Holders and circumstances under which we may be required to withhold U.S. federal income tax on payments to U.S. Holders.

        Disposition—In general, a U.S. Holder will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of the Notes measured by the difference between (1) the amount of cash and fair market value of property received (except to the extent such cash or property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (2) the U.S. Holder's adjusted tax basis in the Notes. A U.S. Holder's adjusted tax basis in the Notes generally will equal the cost of the Notes to the U.S. Holder, less any principal payments received by such U.S. Holder. Any gain or loss will generally be long-term capital gain or loss, provided the Notes had been held by such U.S. Holder for more than one year at the time of disposition. In the case of individual U.S. Holders, long-term capital gain is currently subject to a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses by U.S. Holders is subject to limitations.

        A U.S. Holder that sells a Note between interest payment dates will be required to treat as ordinary interest income an amount equal to interest that has accrued through the date of sale that has not been previously included in income.

        Medicare Net Investment Income Tax—a tax of 3.8% is imposed on the "net investment income" of certain individuals, trusts and estates on the lesser of (1) the taxpayer's "net investment income" (or undistributed net investment income in the case of an estate or trust) for the relevant taxable year and (2) the excess of the taxpayer's modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold. A U.S. Holder's net investment income will generally include gross income from interest on the Notes and net gain attributable to the disposition of certain property, such as the Notes, less certain deductions, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Prospective investors should consult their own tax advisors regarding the applicability of this tax in their particular circumstances in respect of their investment in the Notes.

U.S. Federal Income Taxation of Non-U.S. Holders

        Payments of Interest—Subject to the discussions of FATCA legislation and backup withholding below, payments of interest on the Notes to a Non-U.S. Holder will not be subject to withholding of U.S. federal income tax or U.S. withholding tax, unless such payments are effectively connected with the conduct of a U.S. trade or business, and in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained in the United States by the Non-U.S. Holder, provided that:

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the Non-U.S. Holder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business;

  •
  the Non-U.S. Holder is not a controlled foreign corporation that is actually or constructively related to us through stock ownership; and

  •
  either (a) the beneficial owner of the Notes certifies to us or our agent on IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form), depending on the Non-U.S. Holder's circumstances, under penalties of perjury, that it is not a "U.S. person" (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") holds the Notes on behalf of the beneficial owner and certifies to us or our agent, under penalties of perjury, that a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form), depending on the Non-U.S. Holder's circumstances, has been received by it from the Non-U.S. Holder or a qualifying intermediary and furnishes a copy to our agent; provided that a non-United States Financial Institution may fulfill the certification requirement by providing a Form W-8IMY to us certifying that it has entered into an agreement with the IRS to be treated as a qualifying intermediary.

        The requirements set forth in the bulleted clauses above are known as the "Portfolio Interest Exception."

        If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exception, payments of interest made to such Non-U.S. Holder will be subject to U.S. federal withholding tax at a 30% rate unless the beneficial owner of the Note provides us or our agent, as the case may be, with a properly executed:

  •
  IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form), depending on the Non- U.S. Holder's circumstances, claiming, under penalties of perjury, an exemption from, or reduction in, the U.S. federal withholding tax rate under a tax treaty (a "Treaty Rate"), or

  •
  IRS Form W-8ECI (or successor form) stating that interest paid on the Note is not subject to the U.S. federal withholding tax because it is effectively connected with a U.S. trade or business of the beneficial owner (in which case such interest will be subject to U.S. federal income tax rates on a net income basis as described below).

        The certification requirement described above also may require a Non-U.S. Holder that provides an IRS form or that claims a Treaty Rate to provide its U.S. taxpayer identification number.

        Each Non-U.S. Holder is urged to consult its own independent tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not serve to avoid withholding if we have actual knowledge or reason to know that statements on the form are false.

        If interest on the Notes is "effectively connected", as that term is defined in the Code and the Treasury Regulations, with a U.S. trade or business of the Non-U.S. Holder (and if required by an applicable treaty, attributable to a U.S. permanent establishment of the Non-U.S. Holder), the Non-U.S. Holder, although exempt from the U.S. federal withholding tax described above (provided that the certification requirements described above are satisfied), will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation and interest on the Note is effectively connected with its U.S. trade or business (and if required by applicable treaty, attributable to a U.S. permanent establishment), such Holder may be subject to an additional branch profits tax at a rate of 30% (unless reduced by treaty) in respect of such interest. A Non-U.S. Holder that is engaged in the conduct of a trade or business in the United States is urged to consult its tax advisors regarding the U.S. tax consequences of the ownership and disposition of the Notes.

        Disposition—Subject to the discussions of FATCA legislation and backup withholding below, except with respect to accrued and unpaid interest (which is subject to the rules discussed above under "U.S. Federal Income Taxation of Non-U.S. Holders—Payment of Interest"), a Non-U.S. Holder will not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or other disposition of the Notes, unless (a) that Holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met or (b) the gain is effectively connected with the conduct of a United States trade or business of the Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained in the United States by the Holder). If the exception under (a) applies, the Non-U.S. Holder will be subject to tax equal to 30% on the gain realized except as provided under an applicable treaty. If the exception under (b) applies, the Non-U.S. Holder will be subject to U.S. federal income tax as described under "—U.S. Federal Income Taxation of U.S. Holders—Disposition" unless an applicable treaty provides otherwise, and if such holder is a corporation, it may be subject to an additional 30% branch profits tax. Accrued and unpaid interest realized on a sale, exchange or other disposition of a Note will be subject to U.S. federal income tax to the extent interest would have been subject to U.S. federal income tax as described under "—U.S. Federal Income Taxation of Non-U.S. Holders—Payments of Interest."

Information Reporting and Backup Withholding

        We will, where required, report to Holders and the IRS the amount of any interest paid on the Notes in each calendar year and the amounts of federal tax withheld, if any, with respect to payments. A U.S. Holder may be subject to information reporting and to backup withholding at a current rate of 28% with respect to payments of principal and interest made on the Notes, or on proceeds of the disposition of the Notes before maturity, unless that U.S. Holder provides a correct taxpayer identification number or proof of an applicable exemption, and otherwise complies with applicable requirements of the information reporting and backup withholding rules.

        Under the Treasury Regulations, backup withholding and information reporting will not apply to payments made by us or any agent thereof (in its capacity as such) to a Non-U.S. Holder if such Non-U.S. Holder has provided the required certification that it is not a U.S. person on the IRS Form W-8BEN or IRS Form W-8BENE (or applicable successor form), depending on the Non-U.S. Holder's circumstances, or has otherwise established an exemption (provided that neither AGUS nor its agent has actual knowledge that such holder is a U.S. person or that the conditions of any exemption are not in fact satisfied).

        Payments of the proceeds from the sale of the Notes to or through a foreign office of a broker will not be subject to information reporting or backup withholding, unless the broker is (1) a U.S. person, (2) a "controlled foreign corporation," (3) a foreign person 50% or more of whose gross income for certain periods is effectively connected with a United States trade or business or (4) a foreign partnership, if, at any time during its taxable year, one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its taxable year, the foreign partnership is engaged in a United States trade or business, and the Non-U.S. Holder does not establish an exception as specified in the Treasury Regulations regarding backup withholding and information reporting, as applicable.

        Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be refunded or credited against the Holder's United States federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, these rules may be modified pursuant to FATCA. Holders should consult their own tax advisors regarding its effect, if any, of any of these rules with respect to their particular situation.

Foreign Account Tax Compliance

        Sections 1471 through to 1474 of the Code (including any regulations or official interpretations issued with respect thereof or agreements thereunder and any amended or successor provisions, "FATCA") generally imposes a withholding tax of 30% on payments of interest or gross proceeds from the disposition of a debt instrument to (i) a "foreign financial institution" (as defined in the Code) (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution is "deemed compliant," complies with an applicable intergovernmental agreement and/or enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or (ii) a foreign entity that is not a financial institution in certain cases (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity. The date for implementation of withholding taxes under FATCA has been extended by the IRS to July 1, 2014 for payment of fixed and determinable annual or periodic income, including interest, and to January 1, 2017 for other "withholdable payments," including payments of gross proceeds on dispositions of assets producing such income. After these dates, payments of interest on, or gross proceeds from the sale of, debt instruments made to a non-United States entity generally will be subject to the new information reporting regime and related withholding taxes, although a payment that would otherwise be subject to withholding tax under FATCA may also be exempt from withholding under various intergovernmental agreements entered into by the United States and foreign governments. However, under a "grandfathering" rule, this withholding tax will not apply to payments (of interest or gross proceeds) on a debt instrument that is outstanding on July 1, 2014, such as the Notes (except to the extent that such instrument is modified after such date in a manner that results in such instrument being treated as a new debt instrument for federal income tax purposes). Prospective purchasers of the Notes should consult their own tax advisors regarding the implications of FATCA on their investment in the Notes.

Bermuda Taxation

        Currently, there is no Bermuda withholding tax on interest, if any, paid by AGL.

United Kingdom Taxation

        The following statements on United Kingdom taxation are based on current UK law and HM Revenue and Customs' ("HMRC") published practice. The statements relate only to the incidence of UK withholding tax on payments made by AGL under the terms of its guarantee in respect of interest payable to Holders who are not resident in the UK for UK tax purposes and do not hold the Notes for the purposes of a trade, profession or vocation that the Holder carries on in the UK through a branch, agency or permanent establishment. Such UK law and published practice may change, possibly with retrospective effect, with the result that the UK tax position is different from that described below. The statements do not necessarily apply where the income is deemed for tax purposes to be the income of any other person. They relate only to the position of persons who are the absolute beneficial owners of the Notes and may not apply to certain classes of persons such as dealers, certain professional investors or persons connected with the Issuer or Guarantor. We recommend that any holders or prospective holders of the Notes who are in doubt as to their own tax position consult their professional advisers.

        Although not completely free of doubt, payments of interest (or any other amounts due under the Notes other than repayment of amounts subscribed for under the Notes) made by AGL pursuant to its guarantee should not be subject to withholding or deduction for or on account of UK income tax provided that the Notes are and remain at all times listed on a "recognized stock exchange" within the meaning of section 1005 of the UK Income Tax Act 2007 ("ITA 2007") and so are "quoted Eurobonds" for the purposes of section 987 of the ITA 2007. The New York Stock Exchange is currently among those recognized for these purposes. Accordingly, so long as the Notes are listed on such exchange, interest (or other) payments made on the Notes should be payable without withholding or deduction for or on account of UK income tax.

        If a payment by AGL under the guarantee is made to a Holder and is subject to UK withholding tax, AGL will, subject to the limitations described in the accompanying prospectus under "Description of Assured Guaranty US Holdings Debt Securities and AGL Guarantee—Payments of Additional Amounts", pay to the Holder additional amounts so that every net payment made to the Holder, after the withholding, will be the same amount provided for in the Notes and the indenture. See also "—Redemption for Changes in Withholding Taxes".

European Union Savings Directive

        Under the EU Council Directive 2003/48/EC on the taxation of savings income (the "Directive"), an EU member state is required to provide to the tax authorities of another member state details of payments of interest made by a person within its jurisdiction to an individual resident in that other member state or to certain limited types of entities established in that other member state. This requirement is subject to the right of Luxembourg and Austria, during a transitional period, to opt instead to withhold tax on the interest at 35% (unless the beneficial owner of the interest elects for the provision of information procedure to apply instead). Luxembourg has announced that it will no longer operate the withholding tax system from January 1, 2015.

        Changes to the Directive were formally adopted by the European Council on March 24, 2014 and are due to be implemented by member states by January 1, 2016 with national legislation taking effect from January 1, 2017. Those changes broaden the scope of the Directive, including the introduction of "look-through" procedures to prevent the circumvention of the Directive by the use of intermediaries, such as the indirect payment of interest to EU individuals via persons outside the EU.

Proposed EU Financial Transactions Tax

        The European Commission has published a proposal for a common financial transactions tax ("FTT") in those EU member states which choose to participate. The proposed FTT has broad scope and could, if introduced in its current draft form, apply to certain dealings in the Notes where at least one party is a financial institution and at least one party is established in a participating member state.

        The FTT proposal remains subject to negotiation between the participating member states. It may therefore be altered prior to any implementation. In addition, a progressive implementation is now under discussion, whereby transactions in the Notes might not be taxed in the first phase, so the timing of the application of any FTT to the Notes is unclear.

UNDERWRITING (CONFLICTS OF INTEREST)

        We are offering the Notes described in this prospectus supplement through the underwriters named below. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are the representatives of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters dated the date of this prospectus supplement. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of Notes listed next to its name in the following table:

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$300,000,000
Wells Fargo Securities, LLC	$200,000,000

Total	$500,000,000

        The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the Notes if they buy any of them. The underwriters will sell the Notes to the public when and if the underwriters buy the Notes from us.

        The underwriters have advised us that they propose initially to offer the Notes to the public for cash at the applicable public offering price set forth on the cover of this prospectus supplement, and may offer the Notes to certain dealers at such price less a concession not in excess of 0.40% of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.25% of the principal amount of the Notes to certain other dealers. After the applicable initial public offering of the Notes, the public offering price and other selling terms may be changed.

        The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by AGUS
Per Note	0.650%
Total	$3,250,000

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $975,000.

        We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

        The Notes are new issues of securities with no established trading market. We intend to apply for listing of the Notes for trading on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the Notes at any time. The underwriters may make a market in the Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

        In connection with the offering of the Notes, the representatives may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the representatives may overallot in connection with the offering, creating a short position. In addition, the representatives may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the Notes. The representatives will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

        The representatives also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Conflicts of Interest

        As described in "Use of Proceeds," AGUS intends to use a portion of the net proceeds of this offering for the repurchase of common shares of AGL. Certain of the underwriters (or their affiliates) may be holders of the common shares of AGL and would receive a portion of the proceeds from this offering as a result of the purchase of AGL common shares. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds as a result of the purchase of common shares, such underwriter would be deemed to have a "conflict of interest" with us in regard to this offering under FINRA Rule 5121. No underwriter with a "conflict of interest" under FINRA Rule 5121 will confirm sales to any discretionary accounts without receiving specific written approval from the account holder. A QIU is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(C). See "Use of Proceeds."

Other Relationships

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

  European Economic Area

        This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") no offer of Notes may be made to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives;

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require AGUS or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        This prospectus supplement has been prepared on the basis that any offer of Notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

  United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at, persons who are "qualified investors" for the purposes of Article 2(1)(e) of the Prospectus Directive and (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order"), (ii) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Order and/or (iii) are persons to whom this prospectus supplement may otherwise lawfully be communicated (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. All applicable provisions of the Financial Services and Markets Act 2000 must be complied with with respect to anything done in relation to any of the Notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

        Certain matters as to U.S. law in connection with this offering will be passed upon for AGL and AGUS by Mayer Brown LLP, Chicago, Illinois. Certain legal matters with respect to Bermuda law will be passed upon for AGL by Conyers, Dill & Pearman Limited, Hamilton, Bermuda. Certain legal matters in connection with the offering will be passed upon for the underwriters by Willkie Farr & Gallagher LLP, New York, New York. Mayer Brown LLP and Willkie Farr & Gallagher LLP may rely on the opinion of Conyers, Dill & Pearman Limited with respect to Bermuda law.

PROSPECTUS

Assured Guaranty Ltd.
Common Shares, Preferred Shares, Depositary Shares, Debt Securities,
Warrants to Purchase Common Shares,
Warrants to Purchase Preferred Shares,
Warrants to Purchase Debt Securities, Stock Purchase Contracts and
Stock Purchase Units

Assured Guaranty US Holdings Inc.
Debt Securities
Fully and Unconditionally Guaranteed by
Assured Guaranty Ltd.

Assured Guaranty Municipal Holdings Inc.
Debt Securities
Fully and Unconditionally Guaranteed by
Assured Guaranty Ltd.

        Assured Guaranty Ltd., Assured Guaranty US Holdings Inc. or Assured Guaranty Municipal Holdings Inc. will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        Assured Guaranty Ltd.'s common shares are traded on the New York Stock Exchange under the symbol "AGO."

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 17, 2014.

        You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. None of the registrants has authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. The business, financial condition, results of operations and prospects of Assured Guaranty Ltd. and its subsidiaries may have changed since that date.

        Assured Guaranty Ltd. has obtained consent from the Bermuda Monetary Authority for the issue and transfer of shares to and between persons regarded as non-resident in Bermuda for exchange control purposes and for the issue and transfer of options, warrants, depositary receipts, rights, loan notes and other securities, subject to the condition that our shares are listed on an appointed stock exchange, which includes the New York Stock Exchange, Inc. Issues and transfers of shares to any person regarded as resident in Bermuda for exchange control purposes may require specific prior approval from the Bermuda Monetary Authority. The Bermuda Monetary Authority accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

        Any person who, directly or indirectly, becomes a holder of at least 10 percent, 20 percent, 33 percent, or 50 percent of the common shares must notify the Bermuda Monetary Authority in writing within 45 days of becoming such a holder.

        For so long as Assured Guaranty Ltd. has as a subsidiary an insurer registered under the Insurance Act 1978 (as amended) of Bermuda, the Bermuda Monetary Authority may at any time, by written notice, object to a person holding 10 percent or more of Assured Guaranty Ltd.'s common shares if it appears to the Bermuda Monetary Authority that the person is not or is no longer fit and proper to be such a holder. In such a case, the Bermuda Monetary Authority may require the shareholder to reduce its holding of common shares of Assured Guaranty Ltd. and direct, among other things, that such shareholder's voting rights attaching to the common shares shall not be exercisable. A person who does not comply with such a notice or direction from the Bermuda Monetary Authority will be guilty of an offence.

        Before a person can acquire control of a U.S.-domiciled insurance company, prior written approval must be obtained from the insurance commissioner of the states where the insurer is domiciled or deemed commercially domiciled. Generally, state statutes provide that control over an insurer is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing, 10% or more of the voting securities of the insurer. Because a person acquiring 10% or more of our common shares would indirectly control the same percentage of the stock of our U.S. insurance company subsidiaries, the insurance change of control laws of Maryland and New York would likely apply to such a transaction. Prior to granting approval of an application to acquire control of an insurer, the state insurance commissioner will consider such factors as the financial strength of the applicant, the integrity and management of the applicant's Board of Directors and executive officers, the acquirer's plans for the management of the applicant's Board of Directors and executive officers, the acquirer's plans for the future operations of the insurer and any anti-competitive results that may arise from the consummation of the acquisition of control.

        The Financial Services and Markets Act 2000 ("FSMA") regulates the acquisition of "control" of any UK insurance company authorized under FSMA. Any company or individual that (together with its or his associates) directly or indirectly acquires 10% or more of the shares in a UK authorized insurance company or its parent company, or is entitled to exercise or control the exercise of 10% or more of the voting power in such authorized insurance company or its parent company, would be considered to have acquired "control" for the purposes of the relevant legislation, as would a person who had significant influence over the management of such authorized insurance company or its parent

i

company by virtue of his shareholding or voting power in either. Under FSMA, any person proposing to acquire "control" of a UK authorized insurance company must give prior notification to the Prudential Regulation Authority ("PRA") of its intention to do so. The PRA then has 60 working days to consider that person's application to acquire "control." In considering whether to approve such application, the PRA must be satisfied that both the acquirer is a "fit and proper" person to have "control" and that the interests of consumers would not be threatened by such acquisition of "control." "Consumers" in this context includes all persons who may use the services of the authorized insurance company. Failure to make the relevant prior application could result in action being taken by the PRA.

        In this prospectus, references to "dollars" and "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

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iii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Assured Guaranty Ltd. ("AGL" and, together with its subsidiaries, "Assured Guaranty," the "Company," "we," "us" or "our"), Assured Guaranty US Holdings Inc. ("Assured Guaranty US Holdings) and Assured Guaranty Municipal Holdings Inc., formerly known as Financial Security Assurance Holdings Ltd. ("Assured Guaranty Municipal Holdings"), filed with the Securities and Exchange Commission utilizing a "shelf" registration process, relating to the common shares, preferred shares, depositary shares, debt securities, debt securities guarantee, warrants, stock purchase contracts and stock purchase units described in this prospectus. Under this shelf process, any or all of AGL, Assured Guaranty US Holdings and Assured Guaranty Municipal Holdings may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities AGL, Assured Guaranty US Holdings or Assured Guaranty Municipal Holdings may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the U. S. Securities and Exchange Commission ("SEC"). For additional information regarding AGL, Assured Guaranty US Holdings and Assured Guaranty Municipal Holdings and the offered securities, please refer to the registration statement. Each time AGL, Assured Guaranty US Holdings or Assured Guaranty Municipal Holdings sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents we incorporate by reference, contains information that includes or is based upon forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements give the expectations or forecasts of future events of the Company. These statements can be identified by the fact that they do not relate strictly to historical or current facts and relate to future operating or financial performance.

        Any or all of our forward looking statements herein are based on current expectations and the current economic environment and may turn out to be incorrect. Our actual results may vary materially. Among factors that could cause actual results to differ materially are:

  •
  rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of Assured Guaranty or any of its subsidiaries and/or of transactions that Assured Guaranty's subsidiaries have insured;

  •
  reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance;

  •
  developments in the world's financial and capital markets that adversely affect obligors' payment rates, Assured Guaranty's loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees);

  •
  the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that the Company insures or reinsures;

  •
  the failure of Assured Guaranty to realize insurance loss recoveries or damages through loan putbacks, settlement negotiations or litigation;

  •
  deterioration in the financial condition of Assured Guaranty's reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements;

  •
  increased competition, including from new entrants into the financial guaranty industry;

  •
  rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in the Company's investment portfolio and in collateral posted by and to the Company;

  •
  the inability of Assured Guaranty to access external sources of capital on acceptable terms;

  •
  changes in the world's credit markets, segments thereof or general economic conditions;

  •
  the impact of market volatility on the mark-to-market of Assured Guaranty's contracts written in credit default swap form;

  •
  changes in applicable accounting policies or practices;

  •
  changes in applicable laws or regulations, including insurance and tax laws;

  •
  other governmental actions;

  •
  difficulties with the execution of Assured Guaranty's business strategy;

  •
  contract cancellations;

  •
  loss of key personnel;

  •
  adverse technological developments;

  •
  the effects of mergers, acquisitions and divestitures;

  •
  natural or man-made catastrophes;

  •
  other risks and uncertainties that have not been identified at this time;

  •
  management's response to these factors; and

  •
  other risk factors identified in Assured Guaranty's filings with the SEC.

        The foregoing review of important factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements that are included in this prospectus and the documents incorporated by reference herein. The Company undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in the Company's reports filed with the SEC.

        If one or more of these or other risks or uncertainties materialize, or if the Company's underlying assumptions prove to be incorrect, actual results may vary materially from what the Company projected. Any forward looking statements in this prospectus or in the documents incorporated by reference reflect the Company's current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity.

        For these statements, the Company claims the protection of the safe harbor for forward looking statements contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

 ASSURED GUARANTY LTD., ASSURED GUARANTY US HOLDINGS INC. AND ASSURED GUARANTY MUNICIPAL HOLDINGS INC.

        Assured Guaranty Ltd. is a Bermuda-based holding company incorporated in 2003 that provides, through its operating subsidiaries, credit protection products to the United States ("U.S.") and international public finance (including infrastructure) and structured finance markets. The Company applies its credit underwriting judgment, risk management skills and capital markets experience to offer financial guaranty insurance that protects holders of debt instruments and other monetary obligations from defaults in scheduled payments. If an obligor defaults on a scheduled payment due on an obligation, including a scheduled principal or interest payment the Company is required under its unconditional and irrevocable financial guaranty to pay the amount of the shortfall to the holder of the obligation. Obligations insured by the Company include bonds issued by U.S. state or municipal governmental authorities; notes issued to finance international infrastructure projects; and asset-backed securities issued by special purpose entities. The Company markets its financial guaranty insurance directly to issuers and underwriters of public finance and structured finance securities as well as to investors in such obligations. The Company guarantees obligations issued principally in the U.S. and the United Kingdom ("U.K"). The Company also guarantees obligations issued in other countries and regions, including Australia and Western Europe. AGL's principal executive offices are at 30 Woodbourne Avenue, Hamilton HM 08 Bermuda, and its telephone number is (441) 279-5700.

        Assured Guaranty US Holdings is a 100%-owned subsidiary of AGL formed under the laws of the State of Delaware in February 2004. Assured Guaranty US Holdings is a U.S. holding company and has no direct operations. Assured Guaranty US Holdings's principal asset is the capital stock of its insurance subsidiaries, which includes Assured Guaranty Corp. ("AGC"), Assured Guaranty Municipal Corp. (formerly known as Financial Security Assurance Inc., "AGM") and Municipal Assurance Corp. ("MAC"). Its principal executive offices are at 31 West 52nd Street, New York, New York, and its telephone number is (212) 974-0100.

        Assured Guaranty Municipal Holdings was acquired, together with its subsidiary AGM and other subsidiaries owned by that holding company, by Assured Guaranty on July 1, 2009. Assured Guaranty Municipal Holdings is a 100%-owned subsidiary of Assured Guaranty US Holdings. Its principal executive offices are at 31 West 52nd Street, New York, New York, and its telephone number is (212) 974-0100.

        The Company conducts its financial guaranty business on a direct basis from the following companies: AGM, AGC, MAC and Assured Guaranty (Europe) Ltd. ("AGE"). It also conducts business through Assured Guaranty Re Ltd. ("AG Re"), a Bermuda-based reinsurer. The following is a description of AGL's principal operating subsidiaries:

        Assured Guaranty Municipal Corp.    AGM is located and domiciled in New York, was organized in 1984 and commenced operations in 1985. Since mid-2008, AGM has provided financial guaranty insurance on debt obligations issued in the U.S. public finance and global infrastructure markets. Previously, AGM also offered insurance and reinsurance in the global structured finance market.

        Municipal Assurance Corp.    MAC is located and domiciled in New York and was organized in 2008. Assured Guaranty acquired MAC (formerly named Municipal and Infrastructure Assurance Corporation) on May 31, 2012. On July 16, 2013, Assured Guaranty completed a series of transactions that increased the capitalization of MAC and resulted in MAC assuming a portfolio of geographically diversified U.S. public finance exposure from AGM and AGC. Management believes MAC enhances the Company's overall competitive position because:

  •
  MAC only has exposure to U.S. public finance risk and no exposure to structured finance risk;

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  MAC insures only U.S. public finance risk, focusing on investment grade obligations in select sectors of the municipal market;

  •
  MAC had approximately $1.5 billion of claims-paying resources as of December 31, 2013, consisting of $834 million of statutory capital and $671 million of statutory unearned premium reserve; and

  •
  MAC has strong financial strength ratings from two rating agencies: AA+ (stable outlook) from Kroll Bond Rating Agency and AA (stable outlook) from Standard & Poor's Rating Services.

MAC issued its first financial guaranty insurance policy in August 2013.

        Assured Guaranty (Europe) Ltd.    AGE is a U.K. incorporated company licensed as a U.K. insurance company and authorized to operate in various countries throughout the European Economic Area. It was organized in 1990 and issued its first financial guarantee in 1994. AGE issues financial guarantees in both the international public finance and structured finance markets and is the primary entity from which the Company writes business in the European Economic Area. AGE has agreed with its regulator that new business it writes would be guaranteed using a co-insurance structure pursuant to which AGE would co-insure municipal and infrastructure transactions with AGM, and structured finance transactions with AGC. AGE must obtain the approval of the Prudential Regulation Authority before it can guarantee any new structured finance transaction.

        Assured Guaranty Corp.    AGC is located in New York and domiciled in Maryland, was organized in 1985 and commenced operations in 1988. It is the only financial guaranty insurer providing insurance on debt obligations in the global structured finance market. It also guarantees obligations in the U.S. public finance and international infrastructure markets.

        Assured Guaranty Re Ltd.    AG Re is incorporated under the laws of Bermuda in 1996 and is licensed as a Class 3B insurer under the Insurance Act 1978 and related regulations of Bermuda. AG Re owns, indirectly, Assured Guaranty Re Overseas Ltd. ("AGRO"), which is a Bermuda Class 3A and Class C insurer. AG Re and AGRO underwrite financial guaranty reinsurance. They write business as reinsurers of third-party primary insurers and of certain affiliated companies.

USE OF PROCEEDS

        Unless otherwise disclosed in the applicable prospectus supplement, AGL, Assured Guaranty US Holdings and Assured Guaranty Municipal Holdings intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include repayment of indebtedness, expansion of our net underwriting capacity, payment of dividends, repurchase of AGL's common shares and acquisitions of companies or portfolios of business.

RATIO OF EARNINGS TO FIXED CHARGES OF THE COMPANY

        For purposes of computing the following ratios, earnings consist of income (loss) before income tax expense, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest expense, plus one-third of rent expense under operating leases, which are estimated by management to be the interest factor of these rentals. Because the Company paid no preferred share dividends during any of the periods presented, the ratio of earnings to combined fixed charges and preferred share dividends is identical to the ratio of earnings to fixed charges for each of the periods presented.

		Fiscal year Ended December 31,
	Three Months Ended March 31, 2014
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	3.1x	8.3x	1.8x	5.1x	3.9x	2.5x

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

        The Company may, from time to time, offer under this prospectus, separately or together:

  •
  common shares,

  •
  preferred shares, which may be represented by depositary shares as described below,

  •
  unsecured senior or subordinated debt securities,

  •
  warrants to purchase common shares,

  •
  warrants to purchase preferred shares,

  •
  warrants to purchase debt securities,

  •
  stock purchase contracts to purchase common shares, and

  •
  stock purchase units, each representing ownership of a stock purchase contract and, as security for the holder's obligation to purchase common shares under the stock purchase contract, any of: debt securities of AGL; debt securities of Assured Guaranty US Holdings, fully and unconditionally guaranteed by AGL; debt securities of Assured Guaranty Municipal Holdings, fully and unconditionally guaranteed by AGL; or debt obligations of third parties, including U.S. Treasury securities.

        Assured Guaranty US Holdings and Assured Guaranty Municipal Holdings may, from time to time, offer unsecured senior or subordinated debt securities, which will be fully and unconditionally guaranteed by AGL.

DESCRIPTION OF AGL SHARE CAPITAL

        The following summary of AGL's share capital is qualified in its entirety by the provisions of Bermuda law, AGL's memorandum of association and Bye-Laws, copies of which are incorporated by reference to the registration statement of which this prospectus is a part.

General

        AGL has an authorized share capital of $5,000,000 divided into 500,000,000 shares, par value U.S. $0.01 per share, of which 179,629,028 common shares were issued and outstanding as of May 7, 2014, including 47,747 unvested restricted common shares. Except as described below, AGL's common shares have no preemptive rights or other rights to subscribe for additional common shares, no rights of redemption, conversion or exchange and no sinking fund rights. In the event of liquidation, dissolution or winding-up, the holders of AGL's common shares are entitled to share equally, in proportion to the number of common shares held by such holder, in AGL's assets, if any remain after the payment of all AGL's debts and liabilities and the liquidation preference of any outstanding preferred shares. Under certain circumstances, AGL has the right to purchase all or a portion of the shares held by a shareholder. See "—Acquisition of Common Shares by AGL" below. All of the common and preferred shares being issued pursuant to this offering will be fully paid and non-assessable. Holders of AGL's common shares are entitled to receive such dividends as lawfully may be declared from time to time by AGL's board of directors.

Voting Rights and Adjustments

        In general, and except as provided below, shareholders have one vote for each common share held by them and are entitled to vote with respect to their fully paid shares at all meetings of shareholders. However, if, and so long as, the common shares (and other of AGL's shares) of a shareholder are treated as "controlled shares" (as determined pursuant to section 958 of the U.S. Internal Revenue

Code of 1986, as amended, which we refer to in this prospectus as the Code) of any "United States person" as defined in the Code (a "U.S. Person") and such controlled shares constitute 9.5% or more of the votes conferred by AGL's issued and outstanding shares, the voting rights with respect to the controlled shares owned by such U.S. Person shall be limited, in the aggregate, to a voting power of less than 9.5% of the voting power of all issued and outstanding shares, under a formula specified in AGL's Bye-laws. The formula is applied repeatedly until there is no U.S. Person whose controlled shares constitute 9.5% or more of the voting power of all issued and outstanding shares and who generally would be required to recognize income with respect to AGL under the Code if AGL was a controlled foreign corporation as defined in the Code and if the ownership threshold under the Code were 9.5% (as defined in AGL's Bye-Laws as a "9.5% U.S. Shareholder"). In addition, AGL's board of directors may determine that shares held carry different voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% U.S. Shareholder; and (ii) avoid adverse tax, legal or regulatory consequences to us or any of our subsidiaries or any direct or indirect holder of shares or its affiliates. "Controlled shares" includes, among other things, all shares of AGL that such U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). These provisions do not apply in the event one shareholder owns greater than 75% of the voting power of all issued and outstanding shares.

        Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. AGL's Bye-laws provide that AGL will use its best efforts to notify shareholders of their voting interests prior to any vote to be taken by them.

        AGL's board of directors is authorized to require any shareholder to provide information for purposes of determining whether any holder's voting rights are to be adjusted, which may be information on beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts AGL's board of directors may deem relevant. If any holder fails to respond to this request or submits incomplete or inaccurate information, AGL's board of directors may eliminate the shareholder's voting rights. All information provided by the shareholder will be treated by us as confidential information and shall be used by us solely for the purpose of establishing whether any 9.5% U.S. Shareholder exists and applying the adjustments to voting power (except as otherwise required by applicable law or regulation).

Restrictions on Transfer of Common Shares

        Each transfer must comply with current Bermuda Monetary Authority permission or have specific permission from the Bermuda Monetary Authority. AGL's board of directors may decline to register a transfer of any common shares under certain circumstances, including if they have reason to believe that any adverse tax, regulatory or legal consequences to AGL, any of its subsidiaries or any of its shareholders or indirect holders of shares or its Affiliates may occur as a result of such transfer (other than such as AGL's board of directors considers de minimis). Transfers must be by instrument unless otherwise permitted by the Companies Act 1981 of Bermuda, which we refer to in this prospectus as the Companies Act.

        The restrictions on transfer and voting restrictions described above may have the effect of delaying, deferring or preventing a change in control of AGL.

        Before a person can acquire control of a U.S.-domiciled insurance company, prior written approval must be obtained from the insurance commissioner of the states where the insurer is domiciled or deemed commercially domiciled. Generally, state statutes provide that control over an insurer is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing, 10% or more of the voting securities of the insurer. Because a person acquiring 10% or more of AGL's common shares would indirectly control the same percentage of the stock of AGL's U.S. insurance company subsidiaries, the insurance change of control laws of Maryland and New York would likely apply to such a transaction. Prior to granting approval of an application to acquire control of an insurer, the state insurance commissioner will consider such factors as the financial strength of the applicant, the integrity and management of the applicant's Board of Directors and executive officers, the acquirer's plans for the management of the applicant's Board of Directors and executive officers, the acquirer's plans for the future operations of the insurer and any anti-competitive results that may arise from the consummation of the acquisition of control.

        The Financial Services and Markets Act 2000 ("FSMA") regulates the acquisition of "control" of any UK insurance company authorized under FSMA. Any company or individual that (together with its or his associates) directly or indirectly acquires 10% or more of the shares in a UK authorized insurance company or its parent company, or is entitled to exercise or control the exercise of 10% or more of the voting power in such authorized insurance company or its parent company, would be considered to have acquired "control" for the purposes of the relevant legislation, as would a person who had significant influence over the management of such authorized insurance company or its parent company by virtue of his shareholding or voting power in either. Under FSMA, any person proposing to acquire "control" of a UK authorized insurance company must give prior notification to the Prudential Regulation Authority ("PRA") of its intention to do so. The PRA then has 60 working days to consider that person's application to acquire "control." In considering whether to approve such application, the PRA must be satisfied that both the acquirer is a "fit and proper" person to have "control" and that the interests of consumers would not be threatened by such acquisition of "control." "Consumers" in this context includes all persons who may use the services of the authorized insurance company. Failure to make the relevant prior application could result in action being taken by the PRA.

Acquisition of Common Shares by AGL

        Under AGL's Bye-Laws and subject to Bermuda law, if AGL's board of directors determines that any ownership of AGL's shares may result in adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any of its shareholders or indirect holders of shares or its affiliates (other than such as AGL's board of directors considers de minimis), AGL has the option, but not the obligation, to require such shareholder to sell to it or to a third party to whom AGL assigns the repurchase right the minimum number of common shares necessary to avoid or cure any such adverse consequences at a price determined in the discretion of the board of directors to represent the shares' fair market value (as defined in AGL's Bye-Laws).

Issuance of Shares

        Subject to AGL's Bye-Laws and Bermuda law, AGL's board of directors has the power to issue any of its unissued shares as it determines, including the issuance of any shares or class of shares with preferred, deferred or other special rights.

Bye-Laws

        In addition to the provisions of the Bye-Laws described above under "—Voting Rights and Adjustments," the following provisions are a summary of some of the other important provisions of AGL's Bye-Laws.

        AGL's Board of Directors and Corporate Action.    AGL's Bye-Laws provide that AGL's board of directors shall consist of not less than three and not more than 21 directors, the exact number as determined by the board of directors. AGL's board of directors consists of 11 persons. Directors are elected annually for one-year terms. Shareholders may only remove a director for cause (as defined in

AGL's Bye-Laws) at a general meeting, provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention to do so and shall be provided to that director at least two weeks before the meeting. Vacancies on the board of directors can be filled by the board of directors if the vacancy occurs in those events set out in AGL's Bye-Laws as a result of death, disability, disqualification or resignation of a director, or from an increase in the size of the board of directors.

        Generally under AGL's Bye-Laws, the affirmative votes of a majority of the votes cast at any meeting at which a quorum is present is required to authorize a resolution put to vote at a meeting of the board of directors. Corporate action may also be taken by a unanimous written resolution of the board of directors without a meeting. A quorum shall be at least one-half of directors then in office present in person or represented by a duly authorized representative, provided that at least two directors are present in person.

        Shareholder Action.    At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50% of the issued and outstanding shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. In general, anything that may be done by resolution of AGL's shareholders in a general meeting may be taken, without a meeting, by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution. In general, any questions proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the Bye-Laws.

        The Bye-Laws contain advance notice requirements for shareholder proposals and nominations for directors, including when proposals and nominations must be received and the information to be included.

        Amendment.    The Bye-Laws may be amended only by a resolution adopted by the board of directors and by resolution of the shareholders.

        Voting of Non-U.S. Subsidiary Shares.    If AGL is required or entitled to vote at a general meeting of any of AG Re, Assured Guaranty Finance Overseas Ltd. or any other directly held AGL non-U.S. subsidiary, AGL's board of directors shall refer the subject matter of the vote to AGL's shareholders and seek direction from such shareholders as to how they should vote on the resolution proposed by the non-U.S. subsidiary. AGL's board of directors in its discretion shall require that substantially similar provisions are or will be contained in the bye-laws (or equivalent governing documents) of any direct or indirect non-U.S. subsidiaries, other than any non-U.S. subsidiary that is a direct or indirect subsidiary of a U.S. person.

Anti-Takeover Provisions in AGL's Bye-Laws

        AGL's Bye-Laws contain provisions that may entrench directors and make it more difficult for shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions could delay or prevent a change of control that a shareholder might consider favorable. For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of AGL's common shares offered by a bidder in a potential takeover. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of AGL's common shares if they are viewed as discouraging takeover attempts in the future.

        For example, AGL's Bye-Laws contain the following provisions that could have such an effect:

  •
  shareholders have limited ability to remove directors;

  •
  if the controlled shares of any U.S. Person constitute 9.5% or more of the votes conferred by the issued shares of AGL, the voting rights with respect to the controlled shares of such U.S. Person shall be limited, in the aggregate, to a voting power of less than 9.5%;

  •
  AGL's board of directors may decline to approve or register the transfer of any common shares on AGL's share register if it appears to the board of directors, after taking into account the limitations on voting rights contained in AGL's Bye-Laws, that any adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any shareholder, would result from such transfer (other than such as AGL's board of directors considers to be de minimis); and

  •
  subject to any applicable requirements of or commitments to the New York Stock Exchange, AGL's directors may decline to record the transfer of any common shares on AGL's share register unless the board of directors obtains: (i) a written opinion from counsel supporting the legality of the transaction under U.S. securities laws and (ii) approval from appropriate governmental authority if such approval is required.

Differences in Corporate Law

        You should be aware that the Companies Act, which applies to AGL, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act applicable to AGL (including modifications adopted pursuant to AGL's Bye-Laws) which differ in certain respects from provisions of the corporate law of the State of Delaware. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to AGL and its shareholders.

        Duties of Directors.    Under Bermuda common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company, and to exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

  •
  a duty to act in good faith in the best interests of the company;

  •
  a duty not to make a personal profit from opportunities that arise from the office of director;

  •
  a duty to avoid conflicts of interest; and

  •
  a duty to exercise powers for the purpose for which such powers were intended.

        The Companies Act imposes a duty on directors and officers of a Bermuda company:

  •
  to act honestly and in good faith, with a view to the best interests of the company; and

  •
  to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

        In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

        The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers. AGL's Bye-Laws, however, provide that AGL and each of AGL's shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer of AGL (and others identified in the Bye-Laws) for any act or failure to act in the performance of such director's or officer's duties, provided that this waiver does not extend to any claims or rights of action that arise out of fraud or dishonesty on the part of such director or officer.

        Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders.

        The duty of care requires that directors act in an informed and deliberate manner, and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

        Under the "business judgment rule," courts generally do not second guess the business judgment of directors and officers. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the presumption afforded to directors by the business judgment rule. If the presumption is not rebutted, the business judgment rule attaches to protect the directors from liability for their decisions. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the fairness of the relevant transaction. However, when the board of directors takes defensive actions in response to a threat to corporate control and approves a transaction resulting in a sale of control of the corporation, Delaware courts subject directors' conduct to enhanced scrutiny.

        Interested Directors.    Under Bermuda law and AGL's Bye-Laws, a transaction entered into by AGL, in which a director has an interest, will not be voidable by AGL, and such director will not be liable to AGL for any profit realized pursuant to such transaction, provided the nature of the interest is duly disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, AGL's Bye-Laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest pursuant to the Companies Act, provided that the director is not disqualified from doing so by the chairman of the meeting. Under Delaware law, such a transaction would not be voidable if

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  the material facts with respect to such interested director's relationship or interests are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors,

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  such material facts are disclosed or are known to the shareholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or

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  the transaction is fair to the corporation as of the time it is authorized, approved or ratified.

Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

        Dividends.    Bermuda law does not permit the declaration or payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company's assets would be less, as a result of the payment, than liabilities. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances; for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, AGL's ability to declare and pay dividends and other distributions is subject to Bermuda insurance laws and regulatory constraints.

        Under Delaware law, subject to any restrictions contained in the company's certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

        Amalgamations, Mergers and Similar Arrangements.    The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement, as the case may be, to be approved by the company's board of directors and by its shareholders. AGL may, with the approval of AGL's board and, except in the case of amalgamations or mergers with certain affiliated companies, at least 75% of the votes cast at a general meeting of AGL's shareholders at which a quorum is present, amalgamate or merger with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation or merger, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair value has been paid for such shares.

        Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

        Takeovers.    Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. Delaware law provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary of which it owns at least 90% of each class of capital stock without any shareholder vote (unless the parent corporation is not the surviving corporation). In addition, Delaware law provides that merger agreements may contain a provision eliminating the need for a shareholder vote for a second-step merger following the consummation of a tender or exchange offer, if certain conditions are met. Upon any such mergers, dissenting shareholders of the subsidiary would have appraisal rights.

        Certain Transactions with Significant Shareholders.    As a Bermuda company, AGL may enter into certain business transactions with its significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from AGL's board of directors but without obtaining prior approval from AGL's shareholders. If AGL were a Delaware corporation, it would need, subject to certain exceptions, prior approval from shareholders holding at least two-thirds of its outstanding common stock not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of AGL's assets that would otherwise be considered transactions in the ordinary course of business) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless AGL had opted out of the relevant Delaware statute, as provided for in that statute.

        Shareholders' Suits.    The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in AGL's name to remedy a wrong done to it where the act complained of is alleged to be beyond AGL's corporate power or is illegal or would result in the violation of AGL's Memorandum of Association or Bye-Laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of AGL's shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. AGL's Bye-Laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any AGL director or officer (and others identified in the Bye-Laws) for any action or failure to act in the performance of such person's duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud or dishonesty of such person. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

        Indemnification of Directors and Officers.    Under Bermuda law AGL may, and under AGL's Bye-Laws AGL, will indemnify its directors, officers, any other person appointed to a committee of the board of directors and certain other persons identified in the Bye-Laws (and their respective heirs, executors or administrators) against all actions, costs, charges, losses, damages and expenses incurred or sustained by such person by reason of any act done, concurred in or omitted in the execution of his/her duties or supposed duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty on the part of such director, officer or other person. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if

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  such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and

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  with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

Under AGL's Bye-Laws, AGL and each of its shareholders agree to waive any claim or right of action, other than those involving fraud or dishonesty, against any of AGL's officers or directors or others identified in AGL's Bye-Laws.

        Inspection of Corporate Records.    Members of the general public have the right to inspect AGL's public documents available at the office of the Registrar of Companies in Bermuda and AGL's registered office in Bermuda, which will include AGL's memorandum of association (including its objects and powers) and any alteration to AGL's memorandum of association and documents relating to any increase or reduction of authorized capital. AGL's shareholders have the additional right to inspect AGL's Bye-Laws, minutes of general meetings and audited annual financial statements, which must be presented to the annual general meeting of shareholders. The register of AGL's shareholders is also open to inspection by shareholders and members of the public without charge. AGL is required to maintain AGL's share register in Bermuda but, as AGL's shares are listed on the New York Stock Exchange and having given the required notice to the Bermuda Registrar of Companies, AGL has established a branch register outside of Bermuda. AGL is required to keep at its registered office a register of AGL's directors and officers (containing that information required under Bermuda law)

which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation's shareholder list and its other books and records for any purpose reasonably related to such person's interest as a shareholder.

        Shareholder Proposals.    Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. AGL's Bye-Laws also include advance-notice provisions regarding shareholder proposals and nominations. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

        Calling of Special Shareholders' Meetings.    Under AGL's Bye-Laws, a special general meeting may be called by AGL's President or by AGL's Chairman or by two of AGL's directors or any of AGL's directors and AGL's secretary or by AGL's board of directors. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid-up voting share capital of AGL as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation's certificate of incorporation or bylaws to call a special meeting of shareholders.

        Approval of Corporate Matters by Written Consent.    Under Bermuda law, the Companies Act provides that shareholders may take action by written consent. A resolution in writing is passed when it is signed by the members of the company who at the date of the notice of the resolution represent such majority of votes as would be required if the resolution had been voted on at a meeting or when it is signed by all the members of the company or such other majority of members as may be provided by the bye-laws of the company. AGL's Bye-laws require that the written consent of 100% of the shareholders is required. Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted.

        Amendment of Bye-Laws.    Consistent with the Companies Act, AGL's Bye-Laws provide that the Bye-Laws may only be rescinded, altered or amended upon approval by a resolution of AGL's board of directors and by a resolution of AGL's shareholders.

        Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters a company's business objects may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

        Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

        Under Delaware law, amendment of the certificate of incorporation of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or otherwise adversely affect the rights or preference of any class of a company's stock, Delaware law provides that the holders of the outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company's certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of stock.

Listing

        AGL's common shares are listed on the New York Stock Exchange under the trading symbol "AGO."

Transfer Agent and Registrar

        The transfer agent and registrar for AGL's common shares is Computershare, Shareholder correspondence for Computershare should be mailed to P.O. Box 30170, College Station TX 77842-3170; overnight correspondence for Computershare should be sent to 211 Quality Circle. Suite 210, College Station TX 77845.

DESCRIPTION OF THE DEPOSITARY SHARES

General

        AGL may offer depositary shares, each representing a specified fraction of a share of a particular series of preferred shares. Depositary receipts evidencing depositary shares will be issued to those persons purchasing the fractional shares of the related preferred shares.

        The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among AGL, a depositary selected by AGL and the holders of the depositary receipts, whom AGL refers to in this section as owners. Subject to the terms of the deposit agreement, each owner will be entitled to all the rights and preferences of the preferred shares represented by the depositary share in proportion to the fraction of a preferred share represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other distributions received on the related preferred shares to the owners in proportion to the number of depositary shares owned. In the event of a distribution other than in cash, the depositary will distribute property received by it to the owners, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with AGL's approval, sell the property and distribute the net proceeds from the sale to the owners.

Withdrawal of Shares

        Upon surrender of the depositary receipts, unless the related depositary shares have previously been called for redemption, the owner is entitled to delivery of the number of whole shares of the related preferred shares and any money or other property represented by his depositary shares. Holders of the whole preferred shares will not be entitled to exchange the preferred shares for depositary shares. If the delivered depositary receipts evidence a number of depositary shares in excess of the number of whole preferred shares to be withdrawn, the depositary will deliver to the owner a new depositary receipt evidencing this excess number at the same time. In no event will fractional preferred shares be delivered upon surrender of depositary receipts.

Redemption of Depositary Shares

        Whenever AGL redeems preferred shares held by the depositary, the depositary will redeem the number of depositary shares representing the related preferred shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per preferred share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or AGL.

Voting the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice to the record owners of the depositary shares. Each record owner on the record date, which will be the same as the record date for the preferred shares, may instruct the depositary how to exercise its voting rights pertaining to the preferred shares represented by the owner's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preferred shares represented by these depositary shares in accordance with the instructions, and AGL will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote preferred shares if it does not receive specific instructions from the record owners.

Amendment and Termination of the Deposit Agreement

        Unless otherwise provided in the applicable prospectus supplement, the form of depositary receipt and any provision of the deposit agreement may be amended at any time by agreement between AGL and the depositary. However, any amendment which materially and adversely alters the rights of the owners will not be effective unless it has been approved by the owners representing at least a majority, or, in the case of amendments affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3% of the depositary shares then outstanding. AGL or the depositary may terminate the deposit agreement only:

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  if all outstanding depositary shares have been redeemed;

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  if there has been a final distribution on the preferred shares in connection with any liquidation, dissolution or winding up of AGL and the distribution has been distributed to the owners; or

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  with the consent of owners representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

        AGL will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. AGL will also pay charges of the depositary in connection with the initial deposit of preferred shares and any redemption of the preferred shares. Owners will pay all other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

        The depositary may refuse to transfer a depositary receipt or any withdrawal of preferred shares evidenced by the depositary receipts until all taxes and charges with respect to the receipts or preferred shares are paid by the owners.

Miscellaneous

        The depositary will forward all reports and communications which it receives from AGL and which AGL is required to furnish to the holders of the preferred shares.

        Neither the depositary nor AGL will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. AGL's and the depositary's obligations will be limited to performance of the duties under the deposit agreement in a manner that does not constitute bad faith, and neither AGL nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary or preferred shares unless satisfactory indemnity is furnished.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to AGL notice of its election to resign, and AGL may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 or be an affiliate of such bank or trust company.

 DESCRIPTION OF THE AGL DEBT SECURITIES

        The following description of the AGL debt securities sets forth the material terms and provisions of the AGL debt securities. The AGL senior debt securities will be issued under an indenture to be entered into at a later date, referred to in this prospectus as the AGL senior indenture, between AGL and The Bank of New York, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The AGL subordinated debt securities will be issued under an indenture to be entered into at a later date, referred to in this prospectus as the AGL subordinated indenture, between AGL and The Bank of New York, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The AGL senior indenture and the AGL subordinated indenture are sometimes referred to in this prospectus collectively as the AGL indentures and each individually as an AGL indenture. The specific terms applicable to a particular issuance of AGL debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

        The following is a summary of the material terms and provisions of the AGL indentures and the AGL debt securities. You should refer to the forms of the AGL indentures and the AGL debt securities for complete information regarding the terms and provisions of the AGL indentures and the AGL debt securities. The AGL indentures are substantially identical, except for the covenants of AGL and provisions relating to subordination.

General

        The AGL indentures do not limit the aggregate principal amount of AGL debt securities which AGL may issue. AGL may issue AGL debt securities under the AGL indentures from time to time in one or more series. The AGL indentures do not limit the amount of other indebtedness, or AGL debt securities other than secured indebtedness, which AGL or AGL's subsidiaries may issue.

        Unless otherwise provided in a prospectus supplement, the AGL senior debt securities will be AGL's unsecured obligations and will rank equally with all of AGL's other unsecured and unsubordinated indebtedness. The AGL subordinated debt securities will be AGL's unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of AGL's senior indebtedness, which term includes AGL senior debt securities, as described below under "Subordination of AGL Subordinated Debt Securities."

        Because AGL is a holding company, its rights and the rights of its creditors, including you, as a holder of AGL debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that AGL is a creditor of the subsidiary. The right of AGL's creditors, including you, to participate in the distribution of stock owned by AGL in some of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over these subsidiaries.

        Each prospectus supplement will describe the following terms of the offered AGL debt securities:

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  the title of the series;

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  any limit on the aggregate principal amount;

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  the principal payment dates;

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  the interest rates, if any, which rate may be zero if the AGL debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

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  the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

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  the interest payment dates and regular record dates;

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  whether and under what circumstances AGL will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the AGL debt securities and, if so, whether and on what terms AGL will have the option to redeem the AGL debt securities in lieu of paying these additional amounts; whether and on what terms AGL will have the option to redeem the AGL debt securities in lieu of paying additional amounts in respect of Bermuda taxes, fees, duties, assessments or governmental charges that might be imposed on you and the terms of the option;

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  the place or places where the principal of, any premium or interest on or any additional amounts with respect to any AGL debt securities will be payable, where any of AGL debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any AGL debt securities may be surrendered for conversion or exchange;

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  whether any of the AGL debt securities are to be redeemable at AGL's option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

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  whether AGL will be obligated to redeem or purchase any of the AGL debt securities pursuant to any sinking fund or analogous provision or at your option, and, if so, the dates or prices and the other terms on which the AGL debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the AGL debt securities so redeemed or purchased;

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  if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any AGL debt securities to be issued in registered form will be issuable and, if other than denominations of $5,000, the denominations in which any AGL debt securities to be issued in bearer form will be issuable;

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  whether the AGL debt securities will be convertible into common shares and/or exchangeable for other securities, whether or not issued by AGL and, if so, the terms and conditions upon which the AGL debt securities will be convertible or exchangeable;

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  if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the AGL debt securities that will be payable upon declaration of acceleration of the maturity of the AGL debt securities;

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  if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the AGL debt securities will be paid;

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  whether the principal of, any premium or interest on or any additional amounts on the AGL debt securities will be payable, at AGL's or your election, in a currency other than that in which the AGL debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

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  any index, formula or other method used to determine the amount of principal of, any premium or interest on or any additional amounts on the AGL debt securities;

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  whether the AGL debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

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  whether the AGL debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

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  in the case of AGL subordinated debt securities, the relative degree, if any, to which the AGL subordinated debt securities will be senior to or be subordinated to other series of AGL subordinated debt securities or other indebtedness of AGL in right of payment, whether the other series of AGL subordinated debt securities or other indebtedness is outstanding or not;

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  any deletions from, modifications of or additions to the events of default or covenants of AGL;

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  whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to the AGL debt securities;

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  whether any of the AGL debt securities are to be issued upon the exercise of warrants and the time, manner and place for the AGL debt securities to be authenticated and delivered; and

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  any other terms of the AGL debt securities and any other deletions from or modifications or additions to the applicable AGL indenture.

        AGL will have the ability under the AGL indentures to "reopen" a previously issued series of AGL debt securities and issue additional AGL debt securities of that series or establish additional terms of that series. AGL is also permitted to issue AGL debt securities with the same terms as previously issued AGL debt securities.

        Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the AGL debt securities will initially be payable at the corporate trust office of the trustee or any other office or agency designated by AGL. Interest on AGL debt securities issued in registered form:

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  may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

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  will be payable on any interest payment date to the persons in whose names the AGL debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

        AGL will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, AGL is required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the AGL debt securities are payable.

        Unless otherwise set forth in the applicable prospectus supplement, you may present the AGL debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by AGL or the security registrar, or exchange for other AGL debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by AGL for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although AGL may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. AGL is not required to:

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  issue, register the transfer of, or exchange AGL debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any AGL debt securities and ending at the close of business on the day of mailing; or

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  register the transfer of or exchange any AGL debt security selected for redemption, in whole or in part, except the unredeemed portion of any AGL debt security being redeemed in part.

        Unless otherwise set forth in the applicable prospectus supplement, AGL will only issue the AGL debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If the AGL debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to these securities and to payment on and transfer and exchange of these securities, will be described in the applicable prospectus supplement.

        The AGL debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. AGL debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount.

        U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        If the purchase price, or the principal of, or any premium or interest on, or any additional amounts with respect to, any AGL debt securities is payable in, or if any AGL debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

        Unless otherwise set forth in the applicable prospectus supplement, other than as described below under "—Covenants Applicable to AGL Senior Debt Securities—Limitation on Liens on Stock of Designated Subsidiaries," the AGL indentures do not limit AGL's ability to incur indebtedness or protect holders of the AGL debt securities in the event of a sudden and significant decline in AGL's credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving AGL. Accordingly, AGL could in the future enter into transactions that could increase the amount of its outstanding indebtedness or otherwise affect its capital structure or credit rating.

Conversion and Exchange

        The terms, if any, on which AGL debt securities are convertible into or exchangeable for, either mandatorily or at AGL's or your option, property or cash, common shares, preferred shares or other securities, whether or not issued by AGL, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

        The AGL debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global AGL debt security will be shown on, and transfers of the AGL debt securities will be effected only through, records maintained by the depositary and its participants as described below.

        The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Payment of Additional Amounts

        AGL will make all payments on the AGL debt securities without withholding of any present or future taxes or governmental charges of Bermuda, referred to as a taxing jurisdiction, unless AGL is required to do so by applicable law or regulation.

        If AGL is required to withhold amounts, AGL will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding, will be the same amount provided for in the AGL debt security and the applicable AGL indenture.

        AGL will not be required to pay any additional amounts for:

  •
  any tax or governmental charge which would not have been imposed but for the fact that you:

  •
  were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the taxing jurisdiction or otherwise had some connection with the taxing jurisdiction other than the mere ownership of, or receipt of payment on, the AGL debt security;

  •
  presented the AGL debt security for payment in the taxing jurisdiction, unless the AGL debt security could not have been presented for payment elsewhere; or

  •
  presented the AGL debt security for payment more than 30 days after the date on which the payment became due unless you would have been entitled to these additional amounts if you had presented the AGL debt security for payment within the 30-day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

  •
  any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by AGL:

  •
  to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

  •
  to make any claim or satisfy any information or reporting requirement, which in either case is required by the taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or

  •
  any combination of the above items.

        In addition, AGL will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the AGL debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the AGL debt security.

Covenants Applicable to AGL Senior Debt Securities

  Limitation on Liens on Stock of Designated Subsidiaries

        Under the AGL senior indenture, AGL will covenant that, so long as any AGL senior debt securities are outstanding, AGL will not, nor will AGL permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless AGL concurrently provides that the AGL senior debt securities and, if AGL elects, any other indebtedness that is not subordinate to the AGL senior debt securities and with respect to which the governing instruments require, or pursuant to which AGL is obligated, to provide such security, will be secured equally with this indebtedness for at least the time period this other indebtedness is so secured.

        The term "designated subsidiary" means any present or future consolidated subsidiary, the consolidated net worth of which constitutes at least 5% of the Company's consolidated net worth.

        For purposes of the AGL indentures, the term "indebtedness" means, with respect to any person:

  •
  the principal of and any premium and interest on:

  •
  indebtedness for money borrowed; and

  •
  indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;

  •
  all capitalized lease obligations;

  •
  all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

  •
  all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations (other than the obligations described above), entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by the person of a demand for reimbursement following payment or a letter of credit;

  •
  all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

  •
  all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

  •
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

  Limitations on Disposition of Stock of Designated Subsidiaries

        The AGL senior indenture also provides that, so long as any AGL senior debt securities are outstanding and except in a transaction otherwise governed by the AGL indentures, AGL will not issue, sell, assign, transfer or otherwise dispose of any shares of securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, AGL will not permit any designated subsidiary to issue, other than to AGL, these types of securities, warrants, rights or options, other than director's qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, AGL would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

        However, AGL may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by AGL's board or if required by law or regulation. AGL may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary, the shares of capital stock of which AGL own at least 80% or, subject to the provisions described under "—Consolidation, Amalgamation, Merger and Sale of Assets" below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by AGL's board.

Consolidation, Amalgamation, Merger and Sale of Assets

        Each AGL indenture provides that AGL may not:

  •
  consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person; or

  •
  permit any person to consolidate or amalgamate with or merge into AGL, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to AGL;

        unless:

  •
  the person is a corporation organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, Bermuda or any other country that, on March 15, 2002, was a member of the Organization for Economic Cooperation and Development;

  •
  the surviving entity expressly assumes the payment of all amounts on all of the AGL debt securities and the performance of AGL's obligations under the AGL indenture and the AGL debt securities;

  •
  the surviving entity provides for conversion or exchange rights in accordance with the provisions of the AGL debt securities of any series that are convertible or exchangeable into common shares or other securities; and

  •
  immediately after giving effect to the transaction and treating any indebtedness which becomes AGL's obligation as a result of the transaction as having been incurred by AGL at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing.

Events of Default

        Each of the following events will constitute an event of default under each AGL indenture:

  •
  default in the payment of any interest on, or any additional amounts payable with respect to, any AGL debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;

  •
  default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any AGL debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

  •
  default in the deposit of any sinking fund payment when due;

  •
  default in the performance, or breach, of any covenant or warranty for the benefit of the holders of the AGL debt securities, and the continuance of this default or breach for a period of 60 days after AGL has received written notice from the holders;

  •
  if any event of default under a mortgage, indenture or instrument under which AGL issues, or by which AGL secures or evidence, any indebtedness, including an event of default under any other series of AGL debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after AGL has received written notice;

  •
  AGL fails within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

  •
  AGL's bankruptcy, insolvency or reorganization; and

  •
  any other event of default, which will be described in the applicable prospectus supplement.

        If an event of default with respect to the AGL debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding AGL debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the AGL debt securities, of all outstanding AGL debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the AGL debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the AGL debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.

        In connection with the issuance of any debt securities, the supplemental indenture shall provide that notwithstanding the foregoing, at AGL's election, the sole remedy for the failure by AGL to comply with the covenant in the indenture requiring AGL to file with the trustee copies of the reports and other information it files with the SEC ("AGL's SEC filing obligations") and for any failure by AGL to comply with the requirements of Section 314(a)(1) of the TIA, which similarly requires AGL to file with the trustee copies of the reports and other information it files with the SEC, shall, for the first 270 days after the occurrence of such failure consist exclusively of the right to receive additional interest on the debt securities of such series at an annual rate equal to 0.25% of the principal amount of the debt securities. This additional interest will accrue on the debt securities from and including the date on which a failure to comply with AGL's SEC filing obligations or the failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs to but not including the 270th day thereafter (or such earlier date on which such failure shall have been cured or waived). On such 270th day (or earlier, if such failure is cured or waived prior to such 270th day), such additional interest will cease to accrue and, if such failure has not been cured or waived prior to such 270th day, then either the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding may declare the principal of all the debt securities of such series, together with accrued interest, to be due and payable immediately. However, prior to such 270th day, any such failure shall not be an event of default. This provision shall not affect the rights of holders in the event of the occurrence of any other event of default.

        Each AGL indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee will transmit notice of the default to each holder of the AGL debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any AGL debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determines in good faith that the withholding of the notice is in the best interest of the holders.

        If an event of default occurs and is continuing with respect to the AGL debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of AGL debt securities by all appropriate judicial proceedings. Each AGL indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the AGL indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding AGL debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the AGL debt securities of the series.

Modification and Waiver

        AGL and the trustee may modify or amend either AGL indenture with the consent of the holders of not less than a majority in principal amount of the outstanding AGL debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

  •
  change the stated maturity of the principal of, any premium or installment of interest on or any additional amounts with respect to any AGL debt security;

  •
  reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any AGL debt security;

  •
  change the obligation of AGL to pay additional amounts;

  •
  reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

  •
  change the redemption provisions or adversely affect the right of repayment at the option of any holder;

  •
  change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any AGL debt security is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any AGL debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

  •
  reduce the percentage in principal amount of the outstanding AGL debt securities, the consent of whose holders is required in order to take specific actions;

  •
  reduce the requirements for quorum or voting by holders of AGL debt securities in specified circumstances;

  •
  modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of AGL debt securities, except to increase any percentage vote required or to provide that other provisions of the AGL indenture cannot be modified or waived without the consent of the holder of each AGL debt security affected by the modification;

  •
  make any change that adversely affects the right to convert or exchange any AGL debt security into or for common shares of AGL or other securities, whether or not issued by AGL, cash or property in accordance with its terms;

  •
  modify any of the provisions of the AGL subordinated indenture relating to the subordination of the AGL subordinated debt securities in a manner adverse to holders of AGL subordinated debt securities; or

  •
  modify any of the above provisions.

        In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the AGL subordinated indenture in any manner that might terminate or impair the subordination of the AGL subordinated debt securities of any series to senior indebtedness without the prior written consent of the holders of the senior indebtedness.

        AGL and the trustee may modify or amend the AGL indenture and the AGL debt securities of any series without the consent of any holder in order to, among other things:

  •
  provide for a successor to AGL pursuant to a consolidation, amalgamation, merger or sale of assets;

  •
  add to the covenants of AGL for the benefit of the holders of all or any series of AGL debt securities or to surrender any right or power conferred upon AGL;

  •
  provide for a successor trustee with respect to the AGL debt securities of all or any series;

  •
  cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either AGL indenture which will not adversely affect the interests of the holders of AGL debt securities of any series;

  •
  change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of AGL debt securities;

  •
  add any additional events of default with respect to all or any series of AGL debt securities;

  •
  secure the AGL debt securities;

  •
  provide for conversion or exchange rights of the holders of any series of AGL debt securities; or

  •
  make any other change that does not materially adversely affect the interests of the holders of any AGL debt securities then outstanding.

        The holders of at least a majority in principal amount of the outstanding AGL debt securities of any series may, on behalf of the holders of all AGL debt securities of that series, waive compliance by AGL with specified covenants. The holders of not less than a majority in principal amount of the outstanding AGL debt securities of any series may, on behalf of the holders of all AGL debt securities of that series, waive any past default and its consequences with respect to the AGL debt securities of that series, except a default:

  •
  in the payment of principal of, any premium or interest on or any additional amounts with respect to AGL debt securities of that series; or

  •
  in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding AGL debt security of any series affected.

        Under each AGL indenture, AGL must annually furnish the trustee with a statement regarding its performance of specified obligations and any default in its performance under the applicable AGL indenture. AGL is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform, or breach of, any covenant or warranty contained in the applicable AGL indenture or the AGL debt securities.

Discharge, Defeasance and Covenant Defeasance

        AGL may discharge its payment obligations on the AGL debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the AGL indentures, except for certain ministerial obligations, like registering transfers or exchanges of the AGL debt securities, which we refer to as covenant defeasance.

        Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by AGL with the trustee, in trust, of a cash amount or government obligations, or both, which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of, any premium and interest on and any additional amounts with respect to, the AGL debt securities on the scheduled due dates.

        AGL may only do this if, among other things:

  •
  the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable AGL indenture or any other material agreement or instrument to which AGL is a party or by which it is bound;

  •
  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the AGL debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

  •
  AGL has delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by AGL, a revenue ruling published by the I.R.S. or a change in applicable U.S. Federal income tax law occurring after the date of the applicable AGL indenture.

Subordination of AGL Subordinated Debt Securities

        The AGL subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. Upon any payment or distribution of AGL's assets, whether in cash, property or securities, to creditors upon AGL's dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of AGL subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on or any additional amounts with respect to the AGL subordinated debt securities. This means that the holders of senior indebtedness will be entitled to receive any payment or distribution of any kind or character, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of AGL being subordinated to the payment of AGL subordinated debt securities, which may be payable or deliverable in respect of the AGL subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.

        By reason of subordination, in the event of AGL's liquidation or insolvency, holders of AGL's senior indebtedness and holders of AGL's other obligations that are not subordinated to senior indebtedness may recover more ratably than the holders of the AGL subordinated debt securities.

        Subject to the payment in full of all senior indebtedness, your rights, as a holder of the AGL subordinated debt securities, will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of AGL's cash, property or securities applicable to the senior indebtedness until the principal of, any premium and interest on and any additional amounts with respect to the AGL senior debt securities have been paid in full.

        No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the AGL subordinated debt securities of any series may be made:

  •
  if any senior indebtedness is not paid when due and any applicable grace period with respect to the default has ended and has not been cured or waived or ceased to exist, or

  •
  if the maturity of any senior indebtedness has been accelerated because of a default.

        The AGL subordinated indenture does not limit or prohibit AGL from incurring additional senior indebtedness, which may include indebtedness that is senior to the AGL subordinated debt securities but subordinate to AGL's other obligations. The AGL senior debt securities will constitute senior indebtedness with respect to the AGL subordinated debt securities.

        The term "senior indebtedness" means all indebtedness of AGL outstanding at any time, except:

  •
  the AGL subordinated debt securities of the series;

  •
  indebtedness as to which, by the terms of the instrument creating or evidencing the indebtedness, it is provided that the indebtedness is subordinated to or ranks equally with the AGL subordinated debt securities;

  •
  indebtedness to an affiliate;

  •
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding, unless the interest is an allowed claim enforceable against AGL in a proceeding under federal or state bankruptcy laws; and

  •
  trade accounts payable.

        Senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.

        The AGL subordinated indenture provides that these subordination provisions may be changed prior to issuance of the AGL subordinated debt securities. Any change would be described in the applicable prospectus supplement.

New York Law to Govern

        The AGL indentures and the AGL debt securities will be governed by, and construed in accordance with, the laws of the state of New York.

Information Concerning the Trustee

        AGL may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with The Bank of New York and its affiliates in the ordinary course of business.

        Under each AGL indenture, The Bank of New York is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable AGL indenture and related matters.

DESCRIPTION OF THE ASSURED GUARANTY US HOLDINGS DEBT SECURITIES
AND AGL GUARANTEE

        The following description of the Assured Guaranty US Holdings debt securities and the AGL guarantee sets forth the material terms and provisions of the Assured Guaranty US Holdings debt securities and the AGL guarantee to which any prospectus supplement may relate. The Assured Guaranty US Holdings senior debt securities are to be issued under an indenture, referred to in this prospectus as the Assured Guaranty US Holdings senior indenture, among Assured Guaranty US Holdings, AGL, as guarantor, and The Bank of New York Mellon (formerly known as the Bank of New York), as trustee, dated as of May 1, 2004, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty US Holdings subordinated debt securities are to be issued under an indenture, referred to in this prospectus as the Assured Guaranty US Holdings subordinated indenture, among Assured Guaranty US Holdings, AGL, as guarantor, and The Bank of New York, as trustee, dated as of December 1, 2006, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty US Holdings senior indenture and the Assured Guaranty US Holdings subordinated indenture are sometimes referred to herein collectively as the Assured Guaranty US Holdings indentures and each individually as an Assured Guaranty US Holdings indenture. The specific terms applicable to a particular issuance of Assured Guaranty US Holdings debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

        The following is a summary of the material terms and provisions of the Assured Guaranty US Holdings indentures, the Assured Guaranty US Holdings debt securities and the AGL guarantee. You should refer to the Assured Guaranty US Holdings indentures and the Assured Guaranty US Holdings debt securities for complete information regarding the terms and provisions of the Assured Guaranty US Holdings indentures, the Assured Guaranty US Holdings debt securities and the AGL guarantee. The Assured Guaranty US Holdings indentures are substantially identical, except for the covenants of Assured Guaranty US Holdings and AGL and provisions relating to subordination.

General

        The Assured Guaranty US Holdings indentures do not limit the aggregate principal amount of Assured Guaranty US Holdings debt securities which Assured Guaranty US Holdings may issue. Assured Guaranty US Holdings may issue Assured Guaranty US Holdings debt securities under the Assured Guaranty US Holdings indentures from time to time in one or more series. The Assured Guaranty US Holdings indentures do not limit the amount of other indebtedness or Assured Guaranty US Holdings debt securities, other than secured indebtedness which AGL, Assured Guaranty US Holdings or their respective subsidiaries may issue.

        Unless otherwise set forth in the applicable prospectus supplement, the Assured Guaranty US Holdings senior debt securities will be unsecured obligations of Assured Guaranty US Holdings and will rank equally with all of its other unsecured and unsubordinated indebtedness, subordinated in right of payment to the prior payment in full of all of Assured Guaranty US Holdings senior indebtedness, which term includes Assured Guaranty US Holdings senior debt securities, as described below under "Subordination of Assured Guaranty US Holdings Subordinated Debt Securities."

        Because Assured Guaranty US Holdings is a holding company, its rights and the rights of its creditors, including you as a holder of Assured Guaranty US Holdings debt securities, to participate in any distribution of assets of any subsidiary upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that Assured Guaranty US Holdings is a creditor of the subsidiary. The rights of creditors of Assured Guaranty US Holdings, including you as a holder of Assured Guaranty US Holdings debt securities, to participate in the distribution of stock owned by Assured Guaranty US Holdings in its subsidiaries, including Assured Guaranty US Holdings' insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over the subsidiaries.

        The applicable prospectus supplement will describe the following terms of the offered Assured Guaranty US Holdings debt securities:

  •
  the title of the series;

  •
  any limit on the aggregate principal amount;

  •
  the principal payment dates;

  •
  the interest rates, if any, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option. This interest rate may be zero in the case of Assured Guaranty US Holdings debt securities issued at an issue price representing a discount from the principal amount payable at maturity;

  •
  the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

  •
  the interest payment dates and regular record dates;

  •
  whether and under what circumstances Assured Guaranty US Holdings will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the Assured Guaranty US Holdings debt securities and, if so, whether and on what terms AGL will have the option to redeem the Assured Guaranty US Holdings debt securities in lieu of paying these additional amounts;

  •
  the place or places where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings debt securities will be payable, where any of the Assured Guaranty US Holdings debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of the Assured Guaranty US Holdings debt securities may be surrendered for conversion or exchange;

  •
  whether any of the Assured Guaranty US Holdings debt securities are to be redeemable at the option of Assured Guaranty US Holdings and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part, at the option of Assured Guaranty US Holdings;

  •
  whether Assured Guaranty US Holdings will be obligated to redeem or purchase any of the Assured Guaranty US Holdings debt securities pursuant to any sinking fund or analogous provision or at your option and, if so, the date or dates and other terms and conditions on which the Assured Guaranty US Holdings debt securities will be redeemed or purchased pursuant to this obligation, and any provisions for the remarketing of the Assured Guaranty US Holdings debt securities redeemed or purchased;

  •
  if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any Assured Guaranty US Holdings debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any Assured Guaranty US Holdings debt securities to be issued in bearer form will be issuable;

  •
  whether the Assured Guaranty US Holdings debt securities will be convertible into other securities of Assured Guaranty US Holdings and/or exchangeable for securities of AGL or other issuers and, if so, the terms and conditions upon which the Assured Guaranty US Holdings debt securities will be convertible or exchangeable;

  •
  if other than the principal amount, the portion of the principal amount, or the method by which this portion will be determined, of the Assured Guaranty US Holdings debt securities that will be payable upon declaration of acceleration of the maturity of the Assured Guaranty US Holdings debt securities;

  •
  if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the Assured Guaranty US Holdings debt securities will be payable;

  •
  whether the principal of, any premium or interest on or any additional amounts on the Assured Guaranty US Holdings debt securities will be payable, at the election of Assured Guaranty US Holdings or you, in a currency other than that in which the Assured Guaranty US Holdings debt securities are stated to be payable and the dates and other terms upon which this election may be made;

  •
  any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts on the Assured Guaranty US Holdings debt securities;

  •
  whether the Assured Guaranty US Holdings debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

  •
  whether the Assured Guaranty US Holdings debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

  •
  in the case of Assured Guaranty US Holdings subordinated debt securities, the relative degree, if any, to which the Assured Guaranty US Holdings subordinated debt securities of the series and the related AGL guarantee will be senior to or be subordinated to other series of Assured Guaranty US Holdings subordinated debt securities and the related AGL guarantee(s) or other indebtedness of Assured Guaranty US Holdings or AGL, as the case may be, in right of payment, whether the other series of Assured Guaranty US Holdings subordinated debt securities or other indebtedness is outstanding or not;

  •
  any deletions from, modifications of or additions to the events of default or covenants of Assured Guaranty US Holdings or AGL with respect to the Assured Guaranty US Holdings debt securities;

  •
  whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to the Assured Guaranty US Holdings debt securities;

  •
  whether any of the Assured Guaranty US Holdings debt securities are to be issued upon the exercise of warrants, and the time, manner and place for the Assured Guaranty US Holdings debt securities to be authenticated and delivered; and

  •
  any other terms of the Assured Guaranty US Holdings debt securities and any other deletions from or modifications or additions to the applicable Assured Guaranty US Holdings indenture in respect of the Assured Guaranty US Holdings debt securities.

        Assured Guaranty US Holdings has the ability under the Assured Guaranty US Holdings indentures to reopen a previously issued series of Assured Guaranty US Holdings debt securities and issue additional Assured Guaranty US Holdings debt securities of that series or establish additional terms of that series. Assured Guaranty US Holdings is also permitted to issue Assured Guaranty US Holdings debt securities with the same terms as previously issued Assured Guaranty US Holdings debt securities.

        Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the Assured Guaranty US Holdings debt securities will initially be payable at the corporate trust office of the trustee, or any other office or agency designated by Assured Guaranty US Holdings for this purpose. Interest on Assured Guaranty US Holdings debt securities issued in registered form:

  •
  may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

  •
  will be payable on any interest payment date to the persons in whose names the Assured Guaranty US Holdings debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

        Assured Guaranty US Holdings will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, Assured Guaranty US Holdings is required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings debt securities are payable.

        Unless otherwise set forth in the applicable prospectus supplement, you may present the Assured Guaranty US Holdings debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by Assured Guaranty US Holdings or the security registrar, or exchange for other Assured Guaranty US Holdings debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by Assured Guaranty US Holdings for these purposes. This office will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although Assured Guaranty US Holdings may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Assured Guaranty US Holdings is not required to:

  •
  issue, register the transfer of, or exchange, Assured Guaranty US Holdings debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Assured Guaranty US Holdings debt securities and ending at the close of business on the day of mailing; or

  •
  register the transfer of or exchange any Assured Guaranty US Holdings debt security selected for redemption, in whole or in part, except the unredeemed portion of any Assured Guaranty US Holdings debt security being redeemed in part.

        Assured Guaranty US Holdings has appointed the trustee as security registrar. The security registrar and any transfer agent initially designated by Assured Guaranty US Holdings will be named in the applicable prospectus supplement. At any time, Assured Guaranty US Holdings may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, Assured Guaranty US Holdings is required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings debt securities are payable.

        Unless otherwise set forth in the applicable prospectus supplement, AGL will only issue the Assured Guaranty US Holdings debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If the Assured Guaranty US Holdings debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to, and to payment on and transfer and exchange of, these securities, will be described in the applicable prospectus supplement.

        The Assured Guaranty US Holdings debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Assured Guaranty US Holdings debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        If the purchase price, or the principal of, any premium or interest on or any additional amounts with respect to, any Assured Guaranty US Holdings debt securities is payable, or if any Assured Guaranty US Holdings debt securities are denominated, in one or more foreign currencies or currency units, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

        Unless otherwise set forth in the applicable prospectus supplement, other than as described below under "—Covenants Applicable to Assured Guaranty US Holdings Senior Debt Securities—Limitation on Liens on Stock of Designated Subsidiaries," the Assured Guaranty US Holdings indentures do not contain any provisions that would limit the ability of Assured Guaranty US Holdings to incur indebtedness or that would afford holders of Assured Guaranty US Holdings debt securities protection in the event of a sudden and significant decline in the credit quality of Assured Guaranty US Holdings or AGL or a takeover, recapitalization or highly leveraged or similar transaction involving Assured Guaranty US Holdings or AGL. Accordingly, Assured Guaranty US Holdings or AGL could, in the future, enter into transactions that could increase the amount of its outstanding indebtedness that could affect its respective capital structure or credit rating.

AGL Guarantee

        AGL will fully and unconditionally guarantee all payments on the Assured Guaranty US Holdings debt securities. Unless otherwise set forth in the applicable prospectus supplement, AGL's guarantee of the Assured Guaranty US Holdings senior debt securities will be an unsecured obligation of AGL and will rank equally with all of AGL's other unsecured and unsubordinated indebtedness. AGL's guarantee of the Assured Guaranty US Holdings subordinated debt securities will be an unsecured obligation of AGL, subordinated in right of payment to the prior payment in full of all AGL senior indebtedness.

        Since AGL is a holding company, its rights and the rights of its creditors, including you as a holder of the Assured Guaranty US Holdings debt securities who would be a creditor of ours by virtue of AGL's guarantee, and shareholders to participate in any distribution of the assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary's creditors, except to the extent that AGL may be a creditor of the subsidiary. The right of AGL's creditors, including you, to participate in the distribution of the stock owned by AGL in some of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.

Conversion and Exchange

        The terms, if any, on which Assured Guaranty US Holdings debt securities are convertible into or exchangeable for, either mandatorily or at your or Assured Guaranty US Holdings' option, common shares of AGL, preferred shares of AGL or other securities, whether or not issued by AGL, property or cash, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Payments of Additional Amounts

        AGL will make all payments on Assured Guaranty US Holdings debt securities without withholding of any present or future taxes or governmental charges of Bermuda, referred to in this prospectus as a taxing jurisdiction, unless AGL is required to do so by applicable law or regulation.

        If AGL is required to withhold amounts, AGL will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding, will not be the same amount provided for in the Assured Guaranty US Holdings debt security and the applicable Assured Guaranty US Holdings indenture.

        AGL will not be required to pay any additional amounts for:

  •
  any tax or governmental charge which would not have been imposed but for the fact that you:

  •
  were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the taxing jurisdiction or otherwise had some connection with the taxing jurisdiction other than the mere ownership of, or receipt of payment on, the Assured Guaranty US Holdings debt security;

  •
  presented the Assured Guaranty US Holdings debt security for payment in the taxing jurisdiction, unless the Assured Guaranty US Holdings debt security could not have been presented for payment elsewhere; or

  •
  presented the Assured Guaranty US Holdings debt security for payment more than 30 days after the date on which the payment became due, unless you would have been entitled to these additional amounts if you had presented the Assured Guaranty US Holdings debt security for payment within the 30-day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

  •
  any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by AGL:

  •
  to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

  •
  to make any claim or satisfy any information or reporting requirement, which in either case is required by the taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or

  •
  any combination of the above items.

        In addition, AGL will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the Assured Guaranty US Holdings debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the Assured Guaranty US Holdings debt security.

Global Securities

        The Assured Guaranty US Holdings debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global Assured Guaranty US Holdings debt security will be shown on, and transfers of the Assured Guaranty US Holdings debt securities will be effected only through, records maintained by the depositary and its participants as described below.

        The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Covenants Applicable to Assured Guaranty US Holdings Senior Debt Securities

  Limitation on Liens on Stock of Designated Subsidiaries

        Under the Assured Guaranty US Holdings senior indenture, each of Assured Guaranty US Holdings and AGL has covenanted that, so long as any Assured Guaranty US Holdings senior debt securities are outstanding, it will not, nor will it permit any subsidiary to, create, incur, assume, guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless Assured Guaranty US Holdings and AGL concurrently provide that the Assured Guaranty US Holdings senior debt securities and, if Assured Guaranty US Holdings and AGL elect, any other indebtedness of Assured Guaranty US Holdings that is not subordinate to the Assured Guaranty US Holdings senior debt securities and with respect to which the governing instruments require, or pursuant to which the Assured Guaranty US Holdings is otherwise obligated, to provide such security, will be secured equally with the indebtedness for at least the time period the other indebtedness is so secured.

        The term "designated subsidiary" means any present or future consolidated subsidiary of AGL, the consolidated net worth of which constitutes at least 5% of the Company's consolidated net worth.

        For purposes of the Assured Guaranty US Holdings indentures, the term "indebtedness" means, with respect to any person:

  •
  the principal of and any premium and interest on:

  •
  indebtedness for money borrowed; and

  •
  indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;

  •
  all capitalized lease obligations;

  •
  all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

  •
  all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations, other than obligations of the type referred to above, entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;

  •
  all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

  •
  all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

  •
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

  Limitations on Disposition of Stock of Designated Subsidiaries

        The Assured Guaranty US Holdings senior indenture also provides that, so long as any Assured Guaranty US Holdings senior debt securities are outstanding and except in a transaction otherwise governed by the Assured Guaranty US Holdings indentures, neither Assured Guaranty US Holdings nor AGL will issue, sell, assign, transfer or otherwise dispose of any shares of securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, Assured Guaranty US Holdings will not permit any designated subsidiary to issue, other than to Assured Guaranty US Holdings or AGL, these types of securities, warrants, rights or options, other than director's qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, AGL would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

        However, Assured Guaranty US Holdings may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by Assured Guaranty US Holdings' board or if required by law or regulation. Assured Guaranty US Holdings or AGL, as the case may be, may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary of AGL, the shares of capital stock of which AGL owns at least 80% or, subject to the provisions described under "—Consolidation, Amalgamation, Merger and Sale of Assets" below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by Assured Guaranty US Holdings' or AGL's board.

Consolidation, Amalgamation, Merger and Sale of Assets

        Each Assured Guaranty US Holdings indenture provides that Assured Guaranty US Holdings and AGL may not:

  •
  consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person; or

  •
  permit any person to consolidate or amalgamate with or merge into Assured Guaranty US Holdings or AGL, respectively, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Assured Guaranty US Holdings or AGL, respectively;

unless:

  •
  in the case of Assured Guaranty US Holdings, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States or the District of Columbia;

  •
  in the case of AGL, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, Bermuda or any other country that, on August 1, 1999, was a member of the Organization for Economic Cooperation and Development;

  •
  the surviving entity expressly assumes the payment of all amounts on all of the Assured Guaranty US Holdings or AGL debt securities and the performance of Assured Guaranty US Holdings' or AGL's obligations under the Assured Guaranty US Holdings indenture and the Assured Guaranty US Holdings debt securities or AGL indenture and AGL debt securities; and

  •
  the surviving entity provides for conversion or exchange rights in accordance with the provisions of the AGL debt securities of any series that are convertible or exchangeable into common shares or other securities; and

  •
  immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of Assured Guaranty US Holdings or AGL or a subsidiary as a result of the transaction as having been incurred by Assured Guaranty US Holdings or AGL or the subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing.

Events of Default

        Each of the following events will constitute an event of default under each Assured Guaranty US Holdings indenture, whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

  •
  default in the payment of any interest on, or any additional amounts payable with respect to, any Assured Guaranty US Holdings debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;

  •
  default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any Assured Guaranty US Holdings debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

  •
  default in the deposit of any sinking fund payment when due;

  •
  default in the performance, or breach, of any covenant or warranty of Assured Guaranty US Holdings or AGL for the benefit of the holders of the Assured Guaranty US Holdings debt securities, and the continuance of this default or breach for a period of 60 days after Assured Guaranty US Holdings has received written notice from the holders;

  •
  if any event of default under a mortgage, indenture or instrument under which AGL or Assured Guaranty US Holdings may issue, or by which AGL or Assured Guaranty US Holdings may secure or evidence, any indebtedness, including an event of default under any other series of Assured Guaranty US Holdings debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after Assured Guaranty US Holdings has received written notice;

  •
  Assured Guaranty US Holdings or AGL shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

  •
  events in bankruptcy, insolvency or reorganization of Assured Guaranty US Holdings or AGL; and

  •
  any other event of default, which will be described in the applicable prospectus supplement.

        If an event of default with respect to the Assured Guaranty US Holdings debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Assured Guaranty US Holdings debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the Assured Guaranty US Holdings debt securities, of all outstanding Assured Guaranty US Holdings debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the Assured Guaranty US Holdings debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the Assured Guaranty US Holdings debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.

        In connection with the issuance of any debt securities, the supplemental indenture shall provide that notwithstanding the foregoing, at the election of AGL or Assured Guaranty US Holdings, the sole remedy for the failure by AGL or Assured Guaranty US Holdings to comply with the covenant in the indenture requiring AGL or Assured Guaranty US Holdings to file with the trustee copies of the reports and other information it files with the SEC ("AGL/Assured Guaranty US Holdings' SEC filing obligations") and for any failure by AGL or Assured Guaranty US Holdings to comply with the requirements of Section 314(a)(1) of the TIA, which similarly requires AGL or Assured Guaranty US Holdings to file with the trustee copies of the reports and other information it files with the SEC, shall, for the first 270 days after the occurrence of such failure consist exclusively of the right to receive additional interest on the debt securities of such series at an annual rate equal to 0.25% of the principal amount of the debt securities. This additional interest will accrue on the debt securities from and including the date on which a failure to comply with AGL/Assured Guaranty US Holdings' SEC filing obligations or the failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs to but not including the 270th day thereafter (or such earlier date on which such failure shall have been cured or waived). On such 270th day (or earlier, if such failure is cured or waived prior to such 270th day), such additional interest will cease to accrue and, if such failure has not been cured or waived prior to such 270th day, then either the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding may declare the principal of all the debt securities of such series, together with accrued interest, to be due and payable immediately. However, prior to such 270th day, any such failure shall not be an event of default. This provision shall not affect the rights of holders in the event of the occurrence of any other event of default.

        Each Assured Guaranty US Holdings indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee must transmit, notice of the default to each holder of the Assured Guaranty US Holdings debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any Assured Guaranty US Holdings debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determine in good faith that the withholding of the notice is in the best interest of the holders.

        If an event of default occurs and is continuing with respect to the Assured Guaranty US Holdings debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of Assured Guaranty US Holdings debt securities by all appropriate judicial proceedings. Each Assured Guaranty US Holdings indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Assured Guaranty US Holdings indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Assured Guaranty US Holdings debt securities of the series.

Modification and Waiver

        Assured Guaranty US Holdings, AGL and the trustee may modify or amend either Assured Guaranty US Holdings indenture with the consent of the holders of not less than a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

  •
  change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to any Assured Guaranty US Holdings debt security;

  •
  reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any Assured Guaranty US Holdings debt security;

  •
  change the obligation of Assured Guaranty US Holdings or AGL to pay additional amounts with respect to any Assured Guaranty US Holdings debt security;

  •
  reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

  •
  change the redemption provisions of any Assured Guaranty US Holdings debt security or adversely affect the right of repayment at the option of any holder of any Assured Guaranty US Holdings debt security;

  •
  change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any Assured Guaranty US Holdings debt security is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Assured Guaranty US Holdings debt security, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

  •
  reduce the percentage in principal amount of the outstanding Assured Guaranty US Holdings debt securities, the consent of whose holders is required in order to take specific actions;

  •
  reduce the requirements for quorum or voting by holders of Assured Guaranty US Holdings debt securities;

  •
  modify any of the provisions relating to the subordination of the Assured Guaranty US Holdings debt securities or the AGL guarantee in a manner adverse to the holders of Assured Guaranty US Holdings subordinated debt securities;

  •
  modify or effect in any manner adverse to the holders of Assured Guaranty US Holdings debt securities the terms and conditions of the obligations of AGL in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements or additional amounts with respect to, the Assured Guaranty US Holdings debt securities;

  •
  modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of Assured Guaranty US Holdings debt securities, except to increase any percentage vote required or to provide that other provisions of the Assured Guaranty US Holdings indenture cannot be modified or waived without the consent of the holder of each Assured Guaranty US Holdings debt security affected by the modification or waiver;

  •
  make any change that adversely affects the right to convert or exchange any Assured Guaranty US Holdings debt security into or for other securities of Assured Guaranty US Holdings, AGL or other securities, cash or property in accordance with its terms; or

  •
  modify any of the above provisions.

        In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the Assured Guaranty US Holdings subordinated indenture in any manner which might terminate or impair the subordination of the Assured Guaranty US Holdings subordinated debt securities to senior indebtedness or the subordination of the related AGL guarantee to AGL senior indebtedness, without the prior written consent of the holders of the senior indebtedness or the AGL senior indebtedness, respectively.

        Assured Guaranty US Holdings, AGL and the trustee may modify or amend the Assured Guaranty US Holdings indenture and the Assured Guaranty US Holdings debt securities of any series without the consent of any holder in order to, among other things:

  •
  provide for a successor to Assured Guaranty US Holdings or AGL pursuant to a consolidation, amalgamation, merger or sale of assets;

  •
  add to the covenants of Assured Guaranty US Holdings or AGL for the benefit of the holders of all or any series of Assured Guaranty US Holdings debt securities or to surrender any right or power conferred upon Assured Guaranty US Holdings or AGL by the applicable Assured Guaranty US Holdings indenture;

  •
  provide for a successor trustee with respect to the Assured Guaranty US Holdings debt securities of all or any series;

  •
  cure any ambiguity or correct or supplement any provision in either Assured Guaranty US Holdings indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either Assured Guaranty US Holdings indenture which will not adversely affect the interests of the holders of Assured Guaranty US Holdings debt securities of any series;

  •
  change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Assured Guaranty US Holdings debt securities under either Assured Guaranty US Holdings indenture;

  •
  add any additional events of default with respect to all or any series of Assured Guaranty US Holdings debt securities;

  •
  secure the Assured Guaranty US Holdings debt securities;

  •
  provide for conversion or exchange rights of the holders of any series of Assured Guaranty US Holdings debt securities; or

  •
  make any other change that does not materially adversely affect the interests of the holders of any Assured Guaranty US Holdings debt securities then outstanding under the applicable Assured Guaranty US Holdings indenture.

        The holders of at least a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities of any series may, on behalf of the holders of all Assured Guaranty US

Holdings debt securities of that series, waive compliance by Assured Guaranty US Holdings and AGL with specified covenants of the applicable Assured Guaranty US Holdings indenture. The holders of not less than a majority in principal amount of the outstanding Assured Guaranty US Holdings debt securities on behalf of the holders of all Assured Guaranty US Holdings debt securities of that series may waive any past default and its consequences with respect to the Assured Guaranty US Holdings debt securities of that series, except a default:

  •
  in the payment of principal, any premium or interest on or any additional amounts with respect to Assured Guaranty US Holdings debt securities of the series; or

  •
  in respect of a covenant or provision of the applicable Assured Guaranty US Holdings indenture that cannot be modified or amended without the consent of the holder of each outstanding Assured Guaranty US Holdings debt security of any series affected.

        Under each Assured Guaranty US Holdings indenture, each of Assured Guaranty US Holdings and AGL must annually furnish the trustee a statement regarding its performance of specified obligations and any default in its performance under the applicable Assured Guaranty US Holdings indenture. Each of Assured Guaranty US Holdings and AGL is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable Assured Guaranty US Holdings indenture or the Assured Guaranty US Holdings debt securities of any series.

Discharge, Defeasance and Covenant Defeasance

        Assured Guaranty US Holdings or AGL may discharge their payment obligations on the Assured Guaranty US Holdings debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the Assured Guaranty US Holdings indentures, except for certain ministerial obligations, like registering transfers or exchanges of the Assured Guaranty US Holdings debt securities, which we refer to as covenant defeasance.

        Assured Guaranty US Holdings or AGL may only do this if, among other things:

  •
  the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable Assured Guaranty US Holdings indenture or any other material agreement or instrument to which Assured Guaranty US Holdings or AGL is a party or by which either or them is bound;

  •
  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the Assured Guaranty US Holdings debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

  •
  Assured Guaranty US Holdings or AGL has delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by Assured Guaranty US Holdings or AGL, a Revenue Ruling published by the I.R.S. or a change in applicable U.S. federal income tax law occurring after the date of the applicable Assured Guaranty US Holdings indenture.

Subordination of Assured Guaranty US Holdings Subordinated Debt Securities

        The Assured Guaranty US Holdings subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. Upon any payment or distribution of assets of Assured Guaranty US Holdings of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Assured Guaranty US Holdings, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of Assured Guaranty US Holdings subordinated debt securities of that series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Assured Guaranty US Holdings subordinated debt securities. This means that the holders of the senior indebtedness will be entitled to receive any payment or distribution, which may be payable or deliverable by reason of the payment of any other indebtedness of Assured Guaranty US Holdings being subordinated to the payment of Assured Guaranty US Holdings subordinated debt securities, which may be payable or deliverable in respect of the Assured Guaranty US Holdings subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.

        By reason of this subordination, in the event of liquidation or insolvency of Assured Guaranty US Holdings, holders of senior indebtedness and holders of other obligations of Assured Guaranty US Holdings that are not subordinated to the senior indebtedness may recover more, ratably, than the holders of the Assured Guaranty US Holdings subordinated debt securities.

        Subject to the payment in full of all senior indebtedness, the rights of the holders of the Assured Guaranty US Holdings subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of Assured Guaranty US Holdings applicable to the senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Assured Guaranty US Holdings subordinated debt securities have been paid in full.

        No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings subordinated debt securities may be made by Assured Guaranty US Holdings if:

  •
  any senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or

  •
  the maturity of any senior indebtedness has been accelerated because of a default.

        The Assured Guaranty US Holdings subordinated indenture does not limit or prohibit Assured Guaranty US Holdings from incurring additional senior indebtedness, which may include indebtedness that is senior to the Assured Guaranty US Holdings subordinated debt securities, but subordinate to other obligations of Assured Guaranty US Holdings. The Assured Guaranty US Holdings senior debt securities will constitute senior indebtedness with respect to the Assured Guaranty US Holdings subordinated debt securities.

        The term "senior indebtedness" means, with respect to the Assured Guaranty US Holdings subordinated debt securities of any particular series, all indebtedness of Assured Guaranty US Holdings outstanding at any time, except:

  •
  the Assured Guaranty US Holdings subordinated debt securities of that series;

  •
  indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the Assured Guaranty US Holdings subordinated debt securities;

  •
  indebtedness of Assured Guaranty US Holdings to an affiliate of Assured Guaranty US Holdings;

  •
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against Assured Guaranty US Holdings in a proceeding under federal or state bankruptcy laws; and

  •
  trade accounts payable.

        Senior indebtedness with respect to the Assured Guaranty US Holdings subordinated debt securities shall continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.

        The Assured Guaranty US Holdings subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Assured Guaranty US Holdings subordinated debt securities, may be changed prior to issuance of the applicable Assured Guaranty US Holdings subordinated debt securities, which change would be described in the applicable prospectus supplement.

Subordination of AGL Guarantee of Assured Guaranty US Holdings Subordinated Debt Securities

        The AGL guarantee of Assured Guaranty US Holdings subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all AGL senior indebtedness. Upon any payment or distribution of assets of AGL of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of AGL, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all AGL senior indebtedness will first be paid in full, or payment of the AGL senior indebtedness provided for in money in accordance with its terms, before the holders of Assured Guaranty US Holdings subordinated debt securities are entitled to receive or retain any payment from AGL on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Assured Guaranty US Holdings subordinated debt securities. This means that the holders of AGL senior indebtedness shall be entitled to receive any payment or distribution by AGL of any kind or character, including any payment or distribution which may be payable or deliverable by AGL by reason of the payment of any other indebtedness of AGL being subordinated to the payment of Assured Guaranty US Holdings subordinated debt securities, which may be payable or deliverable by AGL in respect of the Assured Guaranty US Holdings subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.

        By reason of this subordination, in the event of liquidation or insolvency of AGL, holders of AGL senior indebtedness and holders of other obligations of AGL that are not subordinated to the AGL senior indebtedness may recover more, ratably, than the holders of the Assured Guaranty US Holdings subordinated debt securities.

        Subject to the payment in full of all AGL senior indebtedness, the rights of the holders of the Assured Guaranty US Holdings subordinated debt securities under the AGL guarantee will be subrogated to the rights of the holders of the AGL senior indebtedness to receive payments or distributions of cash, property or securities of AGL applicable to the AGL senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Assured Guaranty US Holdings senior debt securities have been paid in full.

        No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty US Holdings subordinated debt securities of any series may be made by AGL if:

  •
  any AGL senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or

  •
  the maturity of any AGL senior indebtedness has been accelerated because of a default.

        The Assured Guaranty US Holdings subordinated indenture does not limit or prohibit AGL from incurring additional AGL senior indebtedness, which may include indebtedness that is senior to the AGL guarantee of the Assured Guaranty US Holdings subordinated debt securities, but subordinate to other obligations of AGL. The AGL senior debt securities will constitute AGL senior indebtedness with respect to the Assured Guaranty US Holdings subordinated debt securities.

        The term "AGL senior indebtedness" means, with respect to the Assured Guaranty US Holdings subordinated debt securities of any particular series, all indebtedness of AGL outstanding at any time, except:

  •
  AGL's obligations under the AGL guarantee in respect of the Assured Guaranty US Holdings subordinated debt securities of that series;

  •
  indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with AGL's obligations under the AGL guarantee in respect of the Assured Guaranty US Holdings subordinated debt securities;

  •
  indebtedness of AGL to an affiliate of AGL;

  •
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against AGL in a proceeding under federal or state bankruptcy laws; and

  •
  trade accounts payable.

        The Assured Guaranty US Holdings subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Assured Guaranty US Holdings subordinated debt securities, may be changed prior to the issuance of that series of Assured Guaranty US Holdings subordinated debt securities, which change would be described in the applicable prospectus supplement.

New York Law to Govern

        The Assured Guaranty US Holdings indentures are, and the Assured Guaranty US Holdings debt securities and the AGL guarantee will be, governed by, and construed in accordance with, the laws of the state of New York.

DESCRIPTION OF THE ASSURED GUARANTY MUNICIPAL HOLDINGS DEBT SECURITIES
AND AGL GUARANTEE

        The following description of the Assured Guaranty Municipal Holdings debt securities and the AGL guarantee sets forth the material terms and provisions of the Assured Guaranty Municipal Holdings debt securities and the AGL guarantee to which any prospectus supplement may relate. The Assured Guaranty Municipal Holdings senior debt securities are to be issued under an indenture to be issued at a later date, referred to in this prospectus as the Assured Guaranty Municipal Holdings senior indenture, among Assured Guaranty Municipal Holdings, AGL, as guarantor, and The Bank of New York Mellon, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty Municipal Holdings subordinated debt securities are to be issued under an indenture to be issued at a later date, referred to in this prospectus as the Assured Guaranty Municipal Holdings subordinated indenture, among Assured Guaranty Municipal Holdings, AGL, as guarantor, and The Bank of New York Mellon, as trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Assured Guaranty Municipal Holdings senior indenture and the Assured Guaranty Municipal Holdings subordinated indenture are sometimes referred to herein collectively as the Assured Guaranty Municipal Holdings indentures and each individually as an Assured Guaranty Municipal Holdings indenture. The specific terms applicable to a particular issuance of Assured Guaranty Municipal Holdings debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

        The following is a summary of the material terms and provisions of the Assured Guaranty Municipal Holdings indentures, the Assured Guaranty Municipal Holdings debt securities and the AGL guarantee. You should refer to the Assured Guaranty Municipal Holdings indentures and the Assured Guaranty Municipal Holdings debt securities for complete information regarding the terms and provisions of the Assured Guaranty Municipal Holdings indentures, the Assured Guaranty Municipal Holdings debt securities and the AGL guarantee. The Assured Guaranty Municipal Holdings indentures are substantially identical, except for the covenants of Assured Guaranty Municipal Holdings and AGL and provisions relating to subordination.

General

        The Assured Guaranty Municipal Holdings indentures do not limit the aggregate principal amount of Assured Guaranty Municipal Holdings debt securities which Assured Guaranty Municipal Holdings may issue. Assured Guaranty Municipal Holdings may issue Assured Guaranty Municipal Holdings debt securities under the Assured Guaranty Municipal Holdings indentures from time to time in one or more series. The Assured Guaranty Municipal Holdings indentures do not limit the amount of other indebtedness or Assured Guaranty Municipal Holdings debt securities, other than secured indebtedness which AGL, Assured Guaranty Municipal Holdings or their respective subsidiaries may issue.

        Unless otherwise set forth in the applicable prospectus supplement, the Assured Guaranty Municipal Holdings senior debt securities will be unsecured obligations of Assured Guaranty Municipal Holdings and will rank equally with all of its other unsecured and unsubordinated indebtedness, subordinated in right of payment to the prior payment in full of all of Assured Guaranty Municipal Holdings senior indebtedness, which term includes Assured Guaranty Municipal Holdings senior debt securities, as described below under "Subordination of Assured Guaranty Municipal Holdings Subordinated Debt Securities."

        Because Assured Guaranty Municipal Holdings is a holding company, its rights and the rights of its creditors, including you as a holder of Assured Guaranty Municipal Holdings debt securities, to participate in any distribution of assets of any subsidiary upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that Assured Guaranty Municipal Holdings is a creditor of the subsidiary. The rights of creditors of Assured Guaranty Municipal Holdings, including you as a holder of Assured Guaranty Municipal Holdings debt securities, to participate in the distribution of stock owned by Assured Guaranty Municipal Holdings in its subsidiaries, including Assured Guaranty Municipal Holdings' insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over the subsidiaries.

        The applicable prospectus supplement will describe the following terms of the offered Assured Guaranty Municipal Holdings debt securities:

  •
  the title of the series;

  •
  any limit on the aggregate principal amount;

  •
  the principal payment dates;

  •
  the interest rates, if any, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option. This interest rate may be zero in the case of Assured Guaranty Municipal Holdings debt securities issued at an issue price representing a discount from the principal amount payable at maturity;

  •
  the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

  •
  the interest payment dates and regular record dates;

  •
  whether and under what circumstances Assured Guaranty Municipal Holdings will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the Assured Guaranty Municipal Holdings debt securities and, if so, whether and on what terms AGL will have the option to redeem the Assured Guaranty Municipal Holdings debt securities in lieu of paying these additional amounts;

  •
  the place or places where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty Municipal Holdings debt securities will be payable, where any of the Assured Guaranty Municipal Holdings debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of the Assured Guaranty Municipal Holdings debt securities may be surrendered for conversion or exchange;

  •
  whether any of the Assured Guaranty Municipal Holdings debt securities are to be redeemable at the option of Assured Guaranty Municipal Holdings and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part, at the option of Assured Guaranty Municipal Holdings;

  •
  whether Assured Guaranty Municipal Holdings will be obligated to redeem or purchase any of the Assured Guaranty Municipal Holdings debt securities pursuant to any sinking fund or analogous provision or at your option and, if so, the date or dates and other terms and conditions on which the Assured Guaranty Municipal Holdings debt securities will be redeemed or purchased pursuant to this obligation, and any provisions for the remarketing of the Assured Guaranty Municipal Holdings debt securities redeemed or purchased;

  •
  if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any Assured Guaranty Municipal Holdings debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any Assured Guaranty Municipal Holdings debt securities to be issued in bearer form will be issuable;

  •
  whether the Assured Guaranty Municipal Holdings debt securities will be convertible into other securities of Assured Guaranty Municipal Holdings and/or exchangeable for securities of AGL or other issuers and, if so, the terms and conditions upon which the Assured Guaranty Municipal Holdings debt securities will be convertible or exchangeable;

  •
  if other than the principal amount, the portion of the principal amount, or the method by which this portion will be determined, of the Assured Guaranty Municipal Holdings debt securities that will be payable upon declaration of acceleration of the maturity of the Assured Guaranty Municipal Holdings debt securities;

  •
  if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the Assured Guaranty Municipal Holdings debt securities will be payable;

  •
  whether the principal of, any premium or interest on or any additional amounts on the Assured Guaranty Municipal Holdings debt securities will be payable, at the election of Assured Guaranty Municipal Holdings or you, in a currency other than that in which the Assured Guaranty Municipal Holdings debt securities are stated to be payable and the dates and other terms upon which this election may be made;

  •
  any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts on the Assured Guaranty Municipal Holdings debt securities;

  •
  whether the Assured Guaranty Municipal Holdings debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

  •
  whether the Assured Guaranty Municipal Holdings debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

  •
  in the case of Assured Guaranty Municipal Holdings subordinated debt securities, the relative degree, if any, to which the Assured Guaranty Municipal Holdings subordinated debt securities of the series and the related AGL guarantee will be senior to or be subordinated to other series of Assured Guaranty Municipal Holdings subordinated debt securities and the related AGL guarantee(s) or other indebtedness of Assured Guaranty Municipal Holdings or AGL, as the case may be, in right of payment, whether the other series of Assured Guaranty Municipal Holdings subordinated debt securities or other indebtedness is outstanding or not;

  •
  any deletions from, modifications of or additions to the events of default or covenants of Assured Guaranty Municipal Holdings or AGL with respect to the Assured Guaranty Municipal Holdings debt securities;

  •
  whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to the Assured Guaranty Municipal Holdings debt securities;

  •
  whether any of the Assured Guaranty Municipal Holdings debt securities are to be issued upon the exercise of warrants, and the time, manner and place for the Assured Guaranty Municipal Holdings debt securities to be authenticated and delivered; and

  •
  any other terms of the Assured Guaranty Municipal Holdings debt securities and any other deletions from or modifications or additions to the applicable Assured Guaranty Municipal Holdings indenture in respect of the Assured Guaranty Municipal Holdings debt securities.

        Assured Guaranty Municipal Holdings has the ability under the Assured Guaranty Municipal Holdings indentures to reopen a previously issued series of Assured Guaranty Municipal Holdings debt securities and issue additional Assured Guaranty Municipal Holdings debt securities of that series or establish additional terms of that series. Assured Guaranty Municipal Holdings is also permitted to issue Assured Guaranty Municipal Holdings debt securities with the same terms as previously issued Assured Guaranty Municipal Holdings debt securities.

        Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the Assured Guaranty Municipal Holdings debt securities will initially be payable at the corporate trust office of the trustee, or any other office or agency designated by Assured Guaranty Municipal Holdings for this purpose. Interest on Assured Guaranty Municipal Holdings debt securities issued in registered form:

  •
  may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

  •
  will be payable on any interest payment date to the persons in whose names the Assured Guaranty Municipal Holdings debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

        Assured Guaranty Municipal Holdings will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, Assured Guaranty Municipal Holdings is required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty Municipal Holdings debt securities are payable.

        Unless otherwise set forth in the applicable prospectus supplement, you may present the Assured Guaranty Municipal Holdings debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by Assured Guaranty Municipal Holdings or the security registrar, or exchange for other Assured Guaranty Municipal Holdings debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by Assured Guaranty Municipal Holdings for these purposes. This office will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although Assured Guaranty Municipal Holdings may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Assured Guaranty Municipal Holdings is not required to:

  •
  issue, register the transfer of, or exchange, Assured Guaranty Municipal Holdings debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Assured Guaranty Municipal Holdings debt securities and ending at the close of business on the day of mailing; or

  •
  register the transfer of or exchange any Assured Guaranty Municipal Holdings debt security selected for redemption, in whole or in part, except the unredeemed portion of any Assured Guaranty Municipal Holdings debt security being redeemed in part.

        Assured Guaranty Municipal Holdings has appointed the trustee as security registrar. The security registrar and any transfer agent initially designated by Assured Guaranty Municipal Holdings will be named in the applicable prospectus supplement. At any time, Assured Guaranty Municipal Holdings may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, Assured Guaranty Municipal Holdings is required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the Assured Guaranty Municipal Holdings debt securities are payable.

        Unless otherwise set forth in the applicable prospectus supplement, AGL will only issue the Assured Guaranty Municipal Holdings debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If the Assured Guaranty Municipal Holdings debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to, and to payment on and transfer and exchange of, these securities, will be described in the applicable prospectus supplement.

        The Assured Guaranty Municipal Holdings debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Assured Guaranty Municipal Holdings debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        If the purchase price, or the principal of, any premium or interest on or any additional amounts with respect to, any Assured Guaranty Municipal Holdings debt securities is payable, or if any Assured Guaranty Municipal Holdings debt securities are denominated, in one or more foreign currencies or currency units, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

        Unless otherwise set forth in the applicable prospectus supplement, other than as described below under "—Covenants Applicable to Assured Guaranty Municipal Holdings Senior Debt Securities—Limitation on Liens on Stock of Designated Subsidiaries," the Assured Guaranty Municipal Holdings indentures do not contain any provisions that would limit the ability of Assured Guaranty Municipal Holdings to incur indebtedness or that would afford holders of Assured Guaranty Municipal Holdings debt securities protection in the event of a sudden and significant decline in the credit quality of Assured Guaranty Municipal Holdings or AGL or a takeover, recapitalization or highly leveraged or similar transaction involving Assured Guaranty Municipal Holdings or AGL. Accordingly, Assured Guaranty Municipal Holdings or AGL could, in the future, enter into transactions that could increase the amount of its outstanding indebtedness that could affect its respective capital structure or credit rating.

AGL Guarantee

        AGL will fully and unconditionally guarantee all payments on the Assured Guaranty Municipal Holdings debt securities. Unless otherwise set forth in the applicable prospectus supplement, AGL's guarantee of the Assured Guaranty Municipal Holdings senior debt securities will be an unsecured obligation of AGL and will rank equally with all of AGL's other unsecured and unsubordinated indebtedness. AGL's guarantee of the Assured Guaranty Municipal Holdings subordinated debt securities will be an unsecured obligation of AGL, subordinated in right of payment to the prior payment in full of all AGL senior indebtedness.

        Since AGL is a holding company, its rights and the rights of its creditors, including you as a holder of the Assured Guaranty Municipal Holdings debt securities who would be a creditor of ours by virtue of AGL's guarantee, and shareholders to participate in any distribution of the assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary's creditors, except to the extent that AGL may be a creditor of the subsidiary. The right of AGL's creditors, including you, to participate in the distribution of the stock owned by AGL in some of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.

Conversion and Exchange

        The terms, if any, on which Assured Guaranty Municipal Holdings debt securities are convertible into or exchangeable for, either mandatorily or at your or Assured Guaranty Municipal Holdings' option, common shares of AGL, preferred shares of AGL or other securities, whether or not issued by AGL, property or cash, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Payments of Additional Amounts

        AGL will make all payments on Assured Guaranty Municipal Holdings debt securities without withholding of any present or future taxes or governmental charges of Bermuda, referred to in this prospectus as a taxing jurisdiction, unless AGL is required to do so by applicable law or regulation.

        If AGL is required to withhold amounts, AGL will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding, will not be the same amount provided for in the Assured Guaranty Municipal Holdings debt security and the applicable Assured Guaranty Municipal Holdings indenture.

        AGL will not be required to pay any additional amounts for:

  •
  any tax or governmental charge which would not have been imposed but for the fact that you:

  •
  were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the taxing jurisdiction or otherwise had some connection with the taxing jurisdiction other than the mere ownership of, or receipt of payment on, the Assured Guaranty Municipal Holdings debt security;

  •
  presented the Assured Guaranty Municipal Holdings debt security for payment in the taxing jurisdiction, unless the Assured Guaranty Municipal Holdings debt security could not have been presented for payment elsewhere; or

  •
  presented the Assured Guaranty Municipal Holdings debt security for payment more than 30 days after the date on which the payment became due, unless you would have been entitled to these additional amounts if you had presented the Assured Guaranty Municipal Holdings debt security for payment within the 30-day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

  •
  any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by AGL:

  •
  to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

  •
  to make any claim or satisfy any information or reporting requirement, which in either case is required by the taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or

  •
  any combination of the above items.

        In addition, AGL will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the Assured Guaranty Municipal Holdings debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the Assured Guaranty Municipal Holdings debt security.

Global Securities

        The Assured Guaranty Municipal Holdings debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global Assured Guaranty Municipal Holdings debt security will be shown on, and transfers of the Assured Guaranty Municipal Holdings debt securities will be effected only through, records maintained by the depositary and its participants as described below.

        The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Covenants Applicable to Assured Guaranty Municipal Holdings Senior Debt Securities

  Limitation on Liens on Stock of Designated Subsidiaries

        Under the Assured Guaranty Municipal Holdings senior indenture, each of Assured Guaranty Municipal Holdings and AGL has covenanted that, so long as any Assured Guaranty Municipal Holdings senior debt securities are outstanding, it will not, nor will it permit any subsidiary to, create, incur, assume, guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless Assured Guaranty Municipal Holdings and AGL concurrently provide that the Assured Guaranty Municipal Holdings senior debt securities and, if Assured Guaranty Municipal Holdings and AGL elect, any other indebtedness of Assured Guaranty Municipal Holdings that is not subordinate to the Assured Guaranty Municipal Holdings senior debt securities and with respect to which the governing instruments require, or pursuant to which the Assured Guaranty Municipal Holdings is otherwise obligated, to provide such security, will be secured equally with the indebtedness for at least the time period the other indebtedness is so secured.

        The term "designated subsidiary" means any present or future consolidated subsidiary of AGL, the consolidated net worth of which constitutes at least 5% of the Company's consolidated net worth.

        For purposes of the Assured Guaranty Municipal Holdings indentures, the term "indebtedness" means, with respect to any person:

  •
  the principal of and any premium and interest on:

  •
  indebtedness for money borrowed; and

  •
  indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;

  •
  all capitalized lease obligations;

  •
  all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

  •
  all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations, other than obligations of the type referred to above, entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;

  •
  all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

  •
  all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

  •
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

  Limitations on Disposition of Stock of Designated Subsidiaries

        The Assured Guaranty Municipal Holdings senior indenture also provides that, so long as any Assured Guaranty Municipal Holdings senior debt securities are outstanding and except in a transaction otherwise governed by the Assured Guaranty Municipal Holdings indentures, neither Assured Guaranty Municipal Holdings nor AGL will issue, sell, assign, transfer or otherwise dispose of any shares of securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, Assured Guaranty Municipal Holdings will not permit any designated subsidiary to issue, other than to Assured Guaranty Municipal Holdings or AGL, these types of securities, warrants, rights or options, other than director's qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, AGL would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

        However, Assured Guaranty Municipal Holdings may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by Assured Guaranty Municipal Holdings' board or if required by law or regulation. Assured Guaranty Municipal Holdings or AGL, as the case may be, may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary of AGL, the shares of capital stock of which AGL owns at least 80% or, subject to the provisions described under "—Consolidation, Amalgamation, Merger and Sale of Assets" below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by Assured Guaranty Municipal Holdings' or AGL's board.

Consolidation, Amalgamation, Merger and Sale of Assets

        Each Assured Guaranty Municipal Holdings indenture provides that Assured Guaranty Municipal Holdings and AGL may not:

  •
  consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person; or

  •
  permit any person to consolidate or amalgamate with or merge into Assured Guaranty Municipal Holdings or AGL, respectively, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Assured Guaranty Municipal Holdings or AGL, respectively;

unless:

  •
  in the case of Assured Guaranty Municipal Holdings, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States or the District of Columbia;

  •
  in the case of AGL, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, Bermuda or any other country that, on August 1, 1999, was a member of the Organization for Economic Cooperation and Development;

  •
  the surviving entity expressly assumes the payment of all amounts on all of the Assured Guaranty Municipal Holdings or AGL debt securities and the performance of Assured Guaranty Municipal Holdings' or AGL's obligations under the Assured Guaranty Municipal Holdings indenture and the Assured Guaranty Municipal Holdings debt securities or AGL indenture and AGL debt securities;

  •
  the surviving entity provides for conversion or exchange rights in accordance with the provisions of the AGL debt securities of any series that are convertible or exchangeable into common shares or other securities; and

  •
  immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of Assured Guaranty Municipal Holdings or AGL or a subsidiary as a result of the transaction as having been incurred by Assured Guaranty Municipal Holdings or AGL or the subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing.

Events of Default

        Each of the following events will constitute an event of default under each Assured Guaranty Municipal Holdings indenture, whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

  •
  default in the payment of any interest on, or any additional amounts payable with respect to, any Assured Guaranty Municipal Holdings debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;

  •
  default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any Assured Guaranty Municipal Holdings debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

  •
  default in the deposit of any sinking fund payment when due;

  •
  default in the performance, or breach, of any covenant or warranty of Assured Guaranty Municipal Holdings or AGL for the benefit of the holders of the Assured Guaranty Municipal Holdings debt securities, and the continuance of this default or breach for a period of 60 days after Assured Guaranty Municipal Holdings has received written notice from the holders;

  •
  if any event of default under a mortgage, indenture or instrument under which AGL or Assured Guaranty Municipal Holdings may issue, or by which AGL or Assured Guaranty Municipal Holdings may secure or evidence, any indebtedness, including an event of default under any other series of Assured Guaranty Municipal Holdings debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after Assured Guaranty Municipal Holdings has received written notice;

  •
  Assured Guaranty Municipal Holdings or AGL shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

  •
  events in bankruptcy, insolvency or reorganization of Assured Guaranty Municipal Holdings or AGL; and

  •
  any other event of default, which will be described in the applicable prospectus supplement.

        If an event of default with respect to the Assured Guaranty Municipal Holdings debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Assured Guaranty Municipal Holdings debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the Assured Guaranty Municipal Holdings debt securities, of all outstanding Assured Guaranty Municipal Holdings debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the Assured Guaranty Municipal Holdings debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the Assured Guaranty Municipal Holdings debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.

        In connection with the issuance of any debt securities, the supplemental indenture shall provide that notwithstanding the foregoing, at the election of AGL or Assured Guaranty Municipal Holdings, the sole remedy for the failure by AGL or Assured Guaranty Municipal Holdings to comply with the covenant in the indenture requiring AGL or Assured Guaranty Municipal Holdings to file with the trustee copies of the reports and other information it files with the SEC ("AGL/Assured Guaranty Municipal Holdings' SEC filing obligations") and for any failure by AGL or Assured Guaranty Municipal Holdings to comply with the requirements of Section 314(a)(1) of the TIA, which similarly requires AGL or Assured Guaranty Municipal Holdings to file with the trustee copies of the reports and other information it files with the SEC, shall, for the first 270 days after the occurrence of such failure consist exclusively of the right to receive additional interest on the debt securities of such series at an annual rate equal to 0.25% of the principal amount of the debt securities. This additional interest will accrue on the debt securities from and including the date on which a failure to comply with AGL/Assured Guaranty Municipal Holdings' SEC filing obligations or the failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs to but not including the 270th day thereafter (or such earlier date on which such failure shall have been cured or waived). On such 270th day (or earlier, if such failure is cured or waived prior to such 270th day), such additional interest will cease to accrue and, if such failure has not been cured or waived prior to such 270th day, then either the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding may declare the principal of all the debt securities of such series, together with accrued interest, to be due and payable immediately. However, prior to such 270th day, any such failure shall not be an event of default. This provision shall not affect the rights of holders in the event of the occurrence of any other event of default.

        Each Assured Guaranty Municipal Holdings indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee must transmit, notice of the default to each holder of the Assured Guaranty Municipal Holdings debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any Assured Guaranty

Municipal Holdings debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determine in good faith that the withholding of the notice is in the best interest of the holders.

        If an event of default occurs and is continuing with respect to the Assured Guaranty Municipal Holdings debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of Assured Guaranty Municipal Holdings debt securities by all appropriate judicial proceedings. Each Assured Guaranty Municipal Holdings indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Assured Guaranty Municipal Holdings indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding Assured Guaranty Municipal Holdings debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Assured Guaranty Municipal Holdings debt securities of the series.

Modification and Waiver

        Assured Guaranty Municipal Holdings, AGL and the trustee may modify or amend either Assured Guaranty Municipal Holdings indenture with the consent of the holders of not less than a majority in principal amount of the outstanding Assured Guaranty Municipal Holdings debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

  •
  change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to any Assured Guaranty Municipal Holdings debt security;

  •
  reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any Assured Guaranty Municipal Holdings debt security;

  •
  change the obligation of Assured Guaranty Municipal Holdings or AGL to pay additional amounts with respect to any Assured Guaranty Municipal Holdings debt security;

  •
  reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

  •
  change the redemption provisions of any Assured Guaranty Municipal Holdings debt security or adversely affect the right of repayment at the option of any holder of any Assured Guaranty Municipal Holdings debt security;

  •
  change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any Assured Guaranty Municipal Holdings debt security is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Assured Guaranty Municipal Holdings debt security, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

  •
  reduce the percentage in principal amount of the outstanding Assured Guaranty Municipal Holdings debt securities, the consent of whose holders is required in order to take specific actions;

  •
  reduce the requirements for quorum or voting by holders of Assured Guaranty Municipal Holdings debt securities;

  •
  modify any of the provisions relating to the subordination of the Assured Guaranty Municipal Holdings debt securities or the AGL guarantee in a manner adverse to the holders of Assured Guaranty Municipal Holdings subordinated debt securities;

  •
  modify or effect in any manner adverse to the holders of Assured Guaranty Municipal Holdings debt securities the terms and conditions of the obligations of AGL in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements or additional amounts with respect to, the Assured Guaranty Municipal Holdings debt securities;

  •
  modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of Assured Guaranty Municipal Holdings debt securities, except to increase any percentage vote required or to provide that other provisions of the Assured Guaranty Municipal Holdings indenture cannot be modified or waived without the consent of the holder of each Assured Guaranty Municipal Holdings debt security affected by the modification or waiver;

  •
  make any change that adversely affects the right to convert or exchange any Assured Guaranty Municipal Holdings debt security into or for other securities of Assured Guaranty Municipal Holdings, AGL or other securities, cash or property in accordance with its terms; or

  •
  modify any of the above provisions.

        In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the Assured Guaranty Municipal Holdings subordinated indenture in any manner which might terminate or impair the subordination of the Assured Guaranty Municipal Holdings subordinated debt securities to senior indebtedness or the subordination of the related AGL guarantee to AGL senior indebtedness, without the prior written consent of the holders of the senior indebtedness or the AGL senior indebtedness, respectively.

        Assured Guaranty Municipal Holdings, AGL and the trustee may modify or amend the Assured Guaranty Municipal Holdings indenture and the Assured Guaranty Municipal Holdings debt securities of any series without the consent of any holder in order to, among other things:

  •
  provide for a successor to Assured Guaranty Municipal Holdings or AGL pursuant to a consolidation, amalgamation, merger or sale of assets;

  •
  add to the covenants of Assured Guaranty Municipal Holdings or AGL for the benefit of the holders of all or any series of Assured Guaranty Municipal Holdings debt securities or to surrender any right or power conferred upon Assured Guaranty Municipal Holdings or AGL by the applicable Assured Guaranty Municipal Holdings indenture;

  •
  provide for a successor trustee with respect to the Assured Guaranty Municipal Holdings debt securities of all or any series;

  •
  cure any ambiguity or correct or supplement any provision in either Assured Guaranty Municipal Holdings indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either Assured Guaranty Municipal Holdings indenture which will not adversely affect the interests of the holders of Assured Guaranty Municipal Holdings debt securities of any series;

  •
  change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Assured Guaranty Municipal Holdings debt securities under either Assured Guaranty Municipal Holdings indenture;

  •
  add any additional events of default with respect to all or any series of Assured Guaranty Municipal Holdings debt securities;

  •
  secure the Assured Guaranty Municipal Holdings debt securities;

  •
  provide for conversion or exchange rights of the holders of any series of Assured Guaranty Municipal Holdings debt securities; or

  •
  make any other change that does not materially adversely affect the interests of the holders of any Assured Guaranty Municipal Holdings debt securities then outstanding under the applicable Assured Guaranty Municipal Holdings indenture.

        The holders of at least a majority in principal amount of the outstanding Assured Guaranty Municipal Holdings debt securities of any series may, on behalf of the holders of all Assured Guaranty Municipal Holdings debt securities of that series, waive compliance by Assured Guaranty Municipal Holdings and AGL with specified covenants of the applicable Assured Guaranty Municipal Holdings indenture. The holders of not less than a majority in principal amount of the outstanding Assured Guaranty Municipal Holdings debt securities on behalf of the holders of all Assured Guaranty Municipal Holdings debt securities of that series may waive any past default and its consequences with respect to the Assured Guaranty Municipal Holdings debt securities of that series, except a default:

  •
  in the payment of principal, any premium or interest on or any additional amounts with respect to Assured Guaranty Municipal Holdings debt securities of the series; or

  •
  in respect of a covenant or provision of the applicable Assured Guaranty Municipal Holdings indenture that cannot be modified or amended without the consent of the holder of each outstanding Assured Guaranty Municipal Holdings debt security of any series affected.

        Under each Assured Guaranty Municipal Holdings indenture, each of Assured Guaranty Municipal Holdings and AGL must annually furnish the trustee a statement regarding its performance of specified obligations and any default in its performance under the applicable Assured Guaranty Municipal Holdings indenture. Each of Assured Guaranty Municipal Holdings and AGL is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable Assured Guaranty Municipal Holdings indenture or the Assured Guaranty Municipal Holdings debt securities of any series.

Discharge, Defeasance and Covenant Defeasance

        Assured Guaranty Municipal Holdings or AGL may discharge their payment obligations on the Assured Guaranty Municipal Holdings debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the Assured Guaranty Municipal Holdings indentures, except for certain ministerial obligations, like registering transfers or exchanges of the Assured Guaranty Municipal Holdings debt securities, which we refer to as covenant defeasance.

        Assured Guaranty Municipal Holdings or AGL may only do this if, among other things:

  •
  the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable Assured Guaranty Municipal Holdings indenture or any other material agreement or instrument to which Assured Guaranty Municipal Holdings or AGL is a party or by which either or them is bound;

  •
  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the Assured Guaranty Municipal Holdings debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

  •
  Assured Guaranty Municipal Holdings or AGL has delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by Assured Guaranty Municipal Holdings or AGL, a Revenue Ruling published by the I.R.S. or a change in applicable U.S. federal income tax law occurring after the date of the applicable Assured Guaranty Municipal Holdings indenture.

Subordination of Assured Guaranty Municipal Holdings Subordinated Debt Securities

        The Assured Guaranty Municipal Holdings subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. Upon any payment or distribution of assets of Assured Guaranty Municipal Holdings of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Assured Guaranty Municipal Holdings, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of Assured Guaranty Municipal Holdings subordinated debt securities of that series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Assured Guaranty Municipal Holdings subordinated debt securities. This means that the holders of the senior indebtedness will be entitled to receive any payment or distribution, which may be payable or deliverable by reason of the payment of any other indebtedness of Assured Guaranty Municipal Holdings being subordinated to the payment of Assured Guaranty Municipal Holdings subordinated debt securities, which may be payable or deliverable in respect of the Assured Guaranty Municipal Holdings subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.

        By reason of this subordination, in the event of liquidation or insolvency of Assured Guaranty Municipal Holdings, holders of senior indebtedness and holders of other obligations of Assured Guaranty Municipal Holdings that are not subordinated to the senior indebtedness may recover more, ratably, than the holders of the Assured Guaranty Municipal Holdings subordinated debt securities.

        Subject to the payment in full of all senior indebtedness, the rights of the holders of the Assured Guaranty Municipal Holdings subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of Assured Guaranty Municipal Holdings applicable to the senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Assured Guaranty Municipal Holdings subordinated debt securities have been paid in full.

        No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty Municipal Holdings subordinated debt securities may be made by Assured Guaranty Municipal Holdings if:

  •
  any senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or

  •
  the maturity of any senior indebtedness has been accelerated because of a default.

        The Assured Guaranty Municipal Holdings subordinated indenture does not limit or prohibit Assured Guaranty Municipal Holdings from incurring additional senior indebtedness, which may include indebtedness that is senior to the Assured Guaranty Municipal Holdings subordinated debt securities, but subordinate to other obligations of Assured Guaranty Municipal Holdings. The Assured Guaranty Municipal Holdings senior debt securities will constitute senior indebtedness with respect to the Assured Guaranty Municipal Holdings subordinated debt securities.

        The term "senior indebtedness" means, with respect to the Assured Guaranty Municipal Holdings subordinated debt securities of any particular series, all indebtedness of Assured Guaranty Municipal Holdings outstanding at any time, except:

  •
  the Assured Guaranty Municipal Holdings subordinated debt securities of that series;

  •
  indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the Assured Guaranty Municipal Holdings subordinated debt securities;

  •
  indebtedness of Assured Guaranty Municipal Holdings to an affiliate of Assured Guaranty Municipal Holdings;

  •
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against Assured Guaranty Municipal Holdings in a proceeding under federal or state bankruptcy laws; and

  •
  trade accounts payable.

        Senior indebtedness with respect to the Assured Guaranty Municipal Holdings subordinated debt securities shall continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.

        The Assured Guaranty Municipal Holdings subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Assured Guaranty Municipal Holdings subordinated debt securities, may be changed prior to issuance of the applicable Assured Guaranty Municipal Holdings subordinated debt securities, which change would be described in the applicable prospectus supplement.

Subordination of AGL Guarantee of Assured Guaranty Municipal Holdings Subordinated Debt Securities

        The AGL guarantee of Assured Guaranty Municipal Holdings subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all AGL senior indebtedness. Upon any payment or distribution of assets of AGL of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of AGL, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all AGL senior indebtedness will first be paid in full, or payment of the AGL senior indebtedness provided for in money in accordance with its terms, before the holders of Assured Guaranty Municipal Holdings subordinated debt securities are entitled to receive or retain any payment from AGL on account of principal of, or any premium or interest on, or any additional amounts with respect to, the Assured Guaranty Municipal Holdings subordinated debt securities. This means that the holders of AGL senior indebtedness shall be entitled to receive any payment or distribution by AGL of any kind or character, including any payment or distribution which may be payable or deliverable by AGL by reason of the payment of any other indebtedness of AGL being subordinated to the payment of Assured Guaranty Municipal Holdings subordinated debt securities, which may be payable or deliverable by AGL in respect of the Assured Guaranty Municipal Holdings subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding.

        By reason of this subordination, in the event of liquidation or insolvency of AGL, holders of AGL senior indebtedness and holders of other obligations of AGL that are not subordinated to the AGL senior indebtedness may recover more, ratably, than the holders of the Assured Guaranty Municipal Holdings subordinated debt securities.

        Subject to the payment in full of all AGL senior indebtedness, the rights of the holders of the Assured Guaranty Municipal Holdings subordinated debt securities under the AGL guarantee will be subrogated to the rights of the holders of the AGL senior indebtedness to receive payments or distributions of cash, property or securities of AGL applicable to the AGL senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the Assured Guaranty Municipal Holdings senior debt securities have been paid in full.

        No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the Assured Guaranty Municipal Holdings subordinated debt securities of any series may be made by AGL if:

  •
  any AGL senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or

  •
  the maturity of any AGL senior indebtedness has been accelerated because of a default.

        The Assured Guaranty Municipal Holdings subordinated indenture does not limit or prohibit AGL from incurring additional AGL senior indebtedness, which may include indebtedness that is senior to the AGL guarantee of the Assured Guaranty Municipal Holdings subordinated debt securities, but subordinate to other obligations of AGL. The AGL senior debt securities will constitute AGL senior indebtedness with respect to the Assured Guaranty Municipal Holdings subordinated debt securities.

        The term "AGL senior indebtedness" means, with respect to the Assured Guaranty Municipal Holdings subordinated debt securities of any particular series, all indebtedness of AGL outstanding at any time, except:

  •
  AGL's obligations under the AGL guarantee in respect of the Assured Guaranty Municipal Holdings subordinated debt securities of that series;

  •
  indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with AGL's obligations under the AGL guarantee in respect of the Assured Guaranty Municipal Holdings subordinated debt securities;

  •
  indebtedness of AGL to an affiliate of AGL;

  •
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against AGL in a proceeding under federal or state bankruptcy laws; and

  •
  trade accounts payable.

        The Assured Guaranty Municipal Holdings subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of Assured Guaranty Municipal Holdings subordinated debt securities, may be changed prior to the issuance of that series of Assured Guaranty Municipal Holdings subordinated debt securities, which change would be described in the applicable prospectus supplement.

New York Law to Govern

        The Assured Guaranty Municipal Holdings indentures will be, and the Assured Guaranty Municipal Holdings debt securities and the AGL guarantee will be, governed by, and construed in accordance with, the laws of the state of New York.

DESCRIPTION OF THE WARRANTS TO PURCHASE AGL
COMMON SHARES OR PREFERRED SHARES

        The following summary sets forth the material terms and provisions of the common share warrants and preferred share warrants, which would be issued pursuant to a stock warrant agreement between AGL and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

  •
  the offering price, if any;

  •
  the designation and terms of the common shares or preferred shares purchasable upon exercise of the stock warrants;

  •
  if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

  •
  the number of common shares or preferred shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

  •
  the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

  •
  a discussion of the material U.S. federal income tax considerations;

  •
  any call provisions;

  •
  the currency in which the offering price, if any, and exercise price are payable;

  •
  the antidilution provisions of the stock warrants; and

  •
  any other terms of the stock warrants.

        The common shares or preferred shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

        You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, which we refer to in this prospectus as FINRA, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the common shares or the preferred shares, as the case may be, a certificate representing the number of common shares or preferred shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.

Anti-dilution and Other Provisions

        The exercise price payable, the number of common shares or preferred shares purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

  •
  the issuance of a stock dividend to holders of common shares or preferred shares; and

  •
  a combination, subdivision or reclassification of common shares or preferred shares.

        In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of each stock warrant, AGL may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. AGL may also, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but AGL will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of AGL's property as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of common shares or preferred shares into which your stock warrants were exercisable immediately prior to this event.

No Rights as Shareholders

        You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of AGL's directors or any other matter, or to exercise any rights whatsoever as shareholders of AGL.

 DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

        The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between AGL and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard debt warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

  •
  the offering price, if any;

  •
  the designation, aggregate principal amount and terms of the AGL debt securities purchasable upon exercise of the debt warrants;

  •
  if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

  •
  the principal amount of AGL debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of AGL debt securities may be purchased upon exercise of the debt warrant;

  •
  the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

  •
  a discussion of the material U.S. federal income tax considerations;

  •
  whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

  •
  the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

  •
  the antidilution provisions of the debt warrants; and

  •
  any other terms of the debt warrants.

        You, as a debt warrant holder, will generally not have any of the rights of holders of AGL debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the AGL debt securities or to enforce any of the covenants of the AGL debt securities or the applicable AGL indenture.

Exercise of Debt Warrants

        You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, AGL will issue the AGL debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        AGL may issue stock purchase contracts, representing contracts obligating you to purchase from AGL, and obligating AGL to sell to you, a specified number of common shares at a future date or dates. The price per common share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

        The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase the common shares under the stock purchase contracts, either:

  •
  senior debt securities or subordinated debt securities of Assured Guaranty US Holdings, fully and unconditionally guaranteed by AGL; or

  •
  debt obligations of third parties, including U.S. Treasury securities.

        The stock purchase contracts may require AGL to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, AGL may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

        The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. However, that description will not purport to be complete and will be qualified in its entirety by reference to:

  •
  the stock purchase contracts;

  •
  the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts or stock purchase units; and

  •
  if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

        AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings may sell offered securities in any one or more of the following ways from time to time:

  •
  through agents;

  •
  to or through underwriters;

  •
  through dealers; or

  •
  directly to purchasers.

        The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities and the proceeds to AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings from the sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The distribution of the offered securities may be effected from time to time:

  •
  in one or more transactions at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        Offers to purchase offered securities may be solicited by agents designated by AGL from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

        If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

  •
  negotiated transactions;

  •
  at fixed public offering prices; or

  •
  at varying prices determined by the underwriters at the time of sale.

        In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

        AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions as may be set forth in the applicable prospectus supplement. If AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings grants any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

        If a dealer is utilized in the sales of offered securities, AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

        Offers to purchase offered securities may be solicited directly by AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings and the sale of the offered securities may be made by AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

        Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings. Any remarketing firm will be identified and the terms of its agreements, if any, with AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

        Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings, to indemnification by AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

        AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings may authorize underwriters or other persons acting as AGL's and/or Assured Guaranty US Holdings' and/or Assured Guaranty Municipal Holdings' agents to solicit offers by specified institutions to purchase offered securities from AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Each series of offered securities will be a new issue and, other than the common shares, which are listed on the NYSE, will have no established trading market. AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings may elect to list any series of offered securities on an exchange and, in the case of the common shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, none of AGL and/or Assured Guaranty US Holdings and/or Assured Guaranty Municipal Holdings shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

        Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, AGL and its subsidiaries in the ordinary course of business.

 LEGAL MATTERS

        Certain matters as to U.S. and New York law in connection with this offering will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. Certain matters as to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to AGL's Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES
FEDERAL SECURITIES LAWS AND OTHER MATTERS

        AGL is organized under the laws of Bermuda. In addition, some of AGL's directors and officers reside outside the United States, and a portion of their assets and AGL's assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon AGL or its non-U.S. directors and officers or to recover against AGL or its non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, no claim may be brought in Bermuda against AGL or its directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on AGL or its directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, AGL may be served with process in the United States with respect to actions against AGL arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving AGL's U.S. agent irrevocably appointed for that purpose.

        AGL has been advised by Conyers Dill & Pearman Limited, AGL's special Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against AGL or its directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against AGL or such persons predicated solely upon U.S. federal securities laws. A Bermuda court would likely enforce a final and conclusive judgment in personam, which means a judgment against a specific person rather than against specific property, obtained in a court in the United States under which a sum of money is payable, other than a sum of money payable in respect of multiple damages, taxes or other charges of a similar nature or in respect of a fine or other penalty, provided that the Bermuda court was satisfied that each of the following conditions was met:

  •
  the U.S. court had proper jurisdiction over the parties subject to such judgment;

  •
  the U.S. court did not contravene the rules of natural justice of Bermuda;

  •
  the judgment of the U.S. court was not obtained by fraud;

  •
  the enforcement of the judgment would not be contrary to the public policy of Bermuda;

  •
  no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and

  •
  there is due compliance with the correct procedures under the laws of Bermuda.

        Further, AGL has been advised by Conyers Dill & Pearman Limited that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction's public policy. Because judgments of U.S. courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against AGL based upon such judgments.

WHERE YOU CAN FIND MORE INFORMATION

        AGL files annual, quarterly and special reports, proxy statements and other information with the SEC. AGL's SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may read and copy any document AGL files in the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like AGL, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents AGL files under the Exchange Act is 001-32141. AGL's SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060.

        AGL is allowed to "incorporate by reference" information filed with the SEC, which means that AGL can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that AGL files subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. AGL incorporates by reference the documents listed below and any future filings made by it with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the after the initial filing of the registration statement that contains this prospectus and prior to the time that AGL sells all of the securities offered by this prospectus:

  •
  AGL's Annual Report on Form 10-K for the year ended December 31, 2013;

  •
  AGL's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014;

  •
  AGL's Current Reports on Form 8-K filed on April 14, 2014, May 12, 2014 and May 30, 2014 (only the Form 8-K that was filed, as opposed to furnished, on such date); and

  •
  The description of AGL's common shares contained in the Registration Statement on Form 8-A, dated April 15, 2004, of AGL, filed with the SEC under Section 12(b) of the Exchange Act.

        You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning AGL at the following address:

  Investor Relations
  Assured Guaranty Ltd.
  30 Woodbourne Avenue
  Hamilton HM 08 Bermuda
  Telephone: (441) 279-5700

$500,000,000

Assured Guaranty US Holdings Inc.

5.000% Senior Notes due 2024
Fully and Unconditionally Guaranteed by

Assured Guaranty Ltd.

PROSPECTUS SUPPLEMENT

June 17, 2014

Joint Book-Running Managers

BofA Merrill Lynch
Wells Fargo Securities